                  SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934
                      (Amendment No.  )

Filed by the Registrant[X]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or
     Section 240.14a-12

                   AlliedSignal Inc.
      (Name of Registrant as Specified In Its Charter)

                   AlliedSignal Inc.
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-
     6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1)   Title of each class of Securities to which
          transaction applies:
          __________________________________________
     2)   Aggregate number of securities to which
          transaction applies:
          __________________________________________
     3)   Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule
          0-11 (1):
          __________________________________________
     4)   Proposed maximum aggregate value of transaction:
          __________________________________________
______
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _________________________
     2)   Form, Schedule or Regis-
          tration Statement No.:
          _________________________
     3)   Filing Party:
          _________________________
     4)   Date Filed:
          _________________________

[LOGO]

AlliedSignal Inc.
P.O. Box 3000
Morristown, NJ 07962-2496

LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                        March 10, 1994

Dear Shareowner:

It is my pleasure to invite you to attend AlliedSignal's 1994 Annual Meeting of Shareowners. The meeting will be held on Monday, April 25, 1994 at 10:00 a.m. local time at the Company's headquarters, 101 Columbia Road, Morris Township, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

During the meeting, I will report to you on the Company's continued progress in satisfying our customers, improving our performance and generating higher financial value for our shareowners. We welcome this opportunity to have a dialogue with our shareowners and look forward to your comments and questions.

If you plan to attend the meeting, please complete the enclosed admission notification form and return it in the envelope with your proxy card or send it to AlliedSignal Inc., Shareholder Relations, P.O. Box 50000, Morristown, New Jersey 07962. Your name will be placed on an admission list held at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

A map and directions to the Company's headquarters appear on the inside back cover. I look forward to seeing you on April 25.

                                            Sincerely,

                                            LARRY BOSSIDY

   NOTE: To listen to the meeting in progress or, after the meeting for a 24-hour period, to hear a tape of the meeting, you may dial 1-900-200-2000. Your cost will be $.45 for the first minute and $.35 for each additional minute (e.g., 30 minutes = $10.60).

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareowners of AlliedSignal Inc. (the 'Company') will be held on Monday, April 25, 1994 at 10:00 a.m. local time at the headquarters of the Company, 101 Columbia Road, Morris Township, New Jersey, to consider and take action upon the following matters described in the accompanying Proxy
Statement:

     (1) Election of six directors;

     (2) Amendment of the 1993 Stock Plan for Employees of AlliedSignal Inc. and its Affiliates;

     (3) Amendment of the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees;

     (4) Amendment of the Restricted Stock Plan for Non-Employee Directors of AlliedSignal Inc.;

     (5) Appointment of Price Waterhouse as independent accountants for 1994;

     (6) A shareowner proposal regarding directors' tenure;

     (7) A shareowner proposal regarding executive compensation; and

     (8) The transaction of such other business as may properly come before the meeting.

     The Board of Directors has determined that owners of record of the Company's Common Stock at the close of business on March 1, 1994, are entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors
                                        ANDREW B. SAMET
                                        Vice President, Secretary
                                          and Associate General Counsel

AlliedSignal Inc.
101 Columbia Road
Morris Township, NJ 07962
March 10, 1994

                             YOUR VOTE IS IMPORTANT
           To vote your shares, please indicate your choices, sign and date the proxy card, and return it in the enclosed postage-paid envelope. You may vote in person at the meeting even though you send in your proxy.

Table of Contents                                                                                     Page
- -----------------------------------------------------------------------------------------------------------
General Information................................................................................       1
1 -- Election of Directors.........................................................................       2
     The Board of Directors and Committees of the Board............................................       7
     Compensation of Directors.....................................................................       9
Voting Securities..................................................................................      10
Executive Compensation.............................................................................      12
Plan Amendments to Preserve Tax Deductibility......................................................      19
     2 -- Amendment of 1993 Stock Plan.............................................................      20
     3 -- Amendment of Incentive Compensation Plan.................................................      24
4 -- Amendment of Directors' Stock Plan............................................................      27
5 -- Appointment of Independent Accountants........................................................      29
Shareowner Proposals...............................................................................      30
     6 -- Proposal regarding directors' tenure.....................................................      30
     7 -- Proposal regarding executive compensation................................................      31
Additional Information.............................................................................      33
Exhibit A -- Amended 1993 Stock Plan...............................................................     A-1
Exhibit B -- Amended Incentive Compensation Plan...................................................     B-1
Exhibit C -- Amended Directors' Stock Plan.........................................................     C-1
Directions to Company Headquarters.................................................................  Inside
                                                                                                       Back
                                                                                                      Cover

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AlliedSignal Inc. (the 'Company') for use at the Annual Meeting of Shareowners to be held on Monday, April 25, 1994, and at any adjournment thereof. The solicitation of proxies provides all shareowners who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they are able to attend the meeting in person. This Proxy Statement and the related proxy card are first being sent to the Company's shareowners on or about March 10, 1994.

     Owners of record of the Company's Common Stock (the 'Common Stock') at the close of business on March 1, 1994, are entitled to notice of and to vote at the Annual Meeting. BECAUSE THE ANNUAL MEETING RECORD DATE PRECEDES THE MARCH 14 DISTRIBUTION OF SHARES PURSUANT TO A TWO-FOR-ONE SPLIT OF THE COMMON STOCK (THE 'STOCK SPLIT') DECLARED BY THE BOARD OF DIRECTORS ON FEBRUARY 7, 1994, VOTES WILL BE CALCULATED ON A PRE-SPLIT BASIS. REFERENCES ON THE PROXY CARD AND IN THIS PROXY STATEMENT TO NUMBERS OF SHARES AND RELATED INFORMATION ARE ON A PRE-SPLIT BASIS, UNLESS OTHERWISE INDICATED.

     At February 22, 1994, there were 142,365,089 shares of Common Stock outstanding. The owners of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Shareowners are entitled to one vote for each share held. If a shareowner is a participant in the Company's Dividend Reinvestment Plan, the proxy card represents shares in the participant's plan account, as well as shares held of record in the participant's name.

     The shares represented by a properly signed and returned proxy card will be voted as specified by the shareowner. If a proxy card is signed and returned but no specification is made, the shares will be voted FOR the election of all nominees for director (Proposal 1), amendment of the 1993 Stock Plan (Proposal
2), the Incentive Compensation Plan (Proposal 3) and the Directors' Stock Plan (Proposal 4), and the appointment of independent accountants (Proposal 5), and AGAINST the shareowner proposals described in this Proxy Statement (Proposals 6 and 7). A proxy may be revoked by a shareowner at any time before it is voted by notice in writing delivered to the Secretary, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

     Abstentions are not counted as votes 'for' or 'against' a proposal, but are counted in determining the number of shares present or represented on a proposal. Therefore, since approval of Proposals 2 through 7 requires the affirmative vote of a majority of the shares of Common Stock present or represented, abstentions have the same effect as a vote 'against' those proposals. New York Stock Exchange rules prohibit brokers from voting on Proposals 6 and 7 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such 'broker non-votes' will not be counted as voted or as present or represented on those proposals.

     It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a shareowner will, if requested thereon by the shareowner, be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any meeting will be independent parties unaffiliated with the Company.

                           1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Board has nominated six candidates for election as directors, four for a term ending at the 1997 Annual Meeting and two for a term ending at the 1995 Annual Meeting. The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director.

     All of the nominees are currently directors. All directors were previously elected by the shareowners, except Ann M. Fudge, Andrew C. Sigler and John R. Stafford, who were elected by the Board of Directors since the last Annual Meeting. Jewel Plummer Cobb and Robert D. Kilpatrick have reached retirement age and will serve until the Annual Meeting in accordance with the directors' retirement policy.

     Each nominee has consented to being named in the Proxy Statement and to serve if elected. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card will be voted for the election of such other person as may be designated by the Board of Directors, or the Board may determine to leave the vacancy temporarily unfilled. All directors serve subject to the retirement policy described on page 7.

     Certain information regarding each nominee and each director continuing in office after the Annual Meeting is set forth below, including age and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Company or one of its predecessor companies.

                             NOMINEES FOR ELECTION

FOR TERM EXPIRING IN 1997

[PHOTO OF LAWRENCE A. BOSSIDY]

LAWRENCE A. BOSSIDY, Chairman of the Board and Chief Executive Officer of the Company

Mr. Bossidy became Chief Executive Officer of the Company in July 1991 and Chairman of
the  Board  in January  1992.  He  previously  served in  a  number of  executive  and financial  positions  with  General  Electric  Company,  a  diversified  services  and manufacturing company,  which he  joined  in 1957.  Mr.  Bossidy was  Chief  Operating
Officer  of General Electric Credit Corporation (now General Electric Capital Company)
from 1979 to 1981, Executive Vice President and Sector Executive of GE's Services  and
Materials Sector from 1981 to 1984, and Vice Chairman and Executive Officer of GE from
1984 until he joined the Company. He is a director of Merck & Co., Inc.

Director since 1991                         Age 59
- --------------------------------------------------------------------------------------

[PHOTO OF ANN  M. FUDGE]

ANN  M. FUDGE, Executive Vice President of  General Foods USA and President of Maxwell
House Coffee Company

Ms. Fudge joined General  Foods USA in  1986 and held  several planning and  marketing positions  before  being  appointed Executive Vice  President in 1991. She also served as General Manager  of General Foods'  Dinners and Enhancers  Division, which  markets several  well-known  food brands,  from  1991 until  early  1994, when  she  was named
President of General  Foods' Maxwell  House Coffee Company.  General Foods  USA is  an
operating  unit of  Kraft General  Foods, Inc.,  the multinational  food subsidiary of
Philip Morris Companies Inc. Ms. Fudge is a director of Liz Claiborne, Inc.

Director since 1993                         Age 42
- --------------------------------------------------------------------------------------
[PHOTO OF PAUL X. KELLEY]

PAUL   X.   KELLEY,   Vice   Chairman   for   Corporate   Strategy   of   Cassidy    &
Associates

General Kelley served as Commandant of the Marine Corps from 1983 until his retirement
in   1987.  He   assumed   his   current   position  with  Cassidy   &  Associates,  a
Washington-based government relations firm, in 1989.  General Kelley is a director  of
GenCorp  Inc., PHH Corporation, Saul Centers, Inc.,  Sturm, Ruger & Company, Inc., UST
Inc. and The Wackenhut Corporation.

Director since 1987                         Age 65
- --------------------------------------------------------------------------------------
[PHOTO OF ROBERT C. WINTERS]

ROBERT C. WINTERS, Chairman  and Chief Executive Officer  of The Prudential  Insurance
Company of America

Mr.  Winters joined  Prudential, a  provider of  insurance and  financial services, in
1953.  During  his career with Prudential, he held various managerial positions  prior to  his  election as  Executive  Vice President  in 1978,  Vice  Chairman in  1984 and
Chairman and Chief Executive Officer in 1987.

Director since 1989                         Age 62
- --------------------------------------------------------------------------------------

FOR TERM EXPIRING IN 1995


[PHOTO OF WILLIAM R. HASELTON]

WILLIAM R. HASELTON, Retired Vice Chairman of Champion International Corporation

Mr. Haselton retired as Vice Chairman  of Champion International Corporation, a  paper and  forest  products  company,  in  1989, after assuming  that position  in 1984 upon
Champion's acquisition  of St.  Regis Corporation.  He  had held  a number  of  senior management  positions with St. Regis before becoming  a director in 1972, President in
1973, President and Chief Executive Officer  in 1979 and Chairman and Chief  Executive
Officer in 1981.

Director since 1981                         Age 69
- --------------------------------------------------------------------------------------
[PHOTO OF DELBERT C. STALEY]

DELBERT C. STALEY, Retired Chairman and Chief Executive Officer of NYNEX Corporation

Mr.  Staley served  as Chairman  and Chief Executive  Officer of  NYNEX Corporation, a
telecommunications  company,  from 1983  until he retired in  1989. He continued as  a director  and served as Chairman of the NYNEX International Management Committee until
1991. He is a director of Ball Corporation, The Bank of New York, The Bank of New York
Company, Inc., Dean Foods Company, Digital Equipment Corporation, John Hancock  Mutual
Life Insurance Company and Polaroid Corporation.

Director since 1987                         Age 69
- --------------------------------------------------------------------------------------

       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1995

[PHOTO OF RUSSELL E. PALMER]

RUSSELL E. PALMER, Chairman and Chief Executive Officer of The Palmer Group

After  serving  seven  years  as Dean  of  The  Wharton School  of  the  University of
Pennsylvania, Mr. Palmer in  1990 established The Palmer  Group, a private  investment
firm.   He   previously served  as Managing  Director and  Chief Executive  Officer of
Touche Ross International and Managing Partner  and Chief Executive Officer of  Touche
Ross & Co. (USA) (now Deloitte and Touche). He is a director of Bankers Trust Company,
Bankers  Trust New York Corporation, Contel  Cellular Inc., Federal Home Loan Mortgage
Corporation, The Goodyear Tire & Rubber Company, GTE Corporation, Imasco Limited,  The
May Department Stores Company and Safeguard Scientifics, Inc.

Director since 1987                         Age 59
- --------------------------------------------------------------------------------------

[PHOTO OF ANDREW C. SIGLER]

ANDREW  C.  SIGLER, Chairman  and Chief  Executive  Officer of  Champion International
Corporation

Mr. Sigler began his career at Champion International Corporation, a paper and  forest products  company,  in  1956. He was elected  President and Chief Executive Officer in
1974 and  Chairman  and  Chief  Executive  Officer  in  1979.  He  is  a  director  of
Bristol-Myers  Squibb  Company,  Chemical  Banking  Corporation  and  General Electric
Company.

Director since 1994                         Age 62
- --------------------------------------------------------------------------------------
[PHOTO OF THOMAS P. STAFFORD]

THOMAS P. STAFFORD, Consultant, General Technical Services, Inc.

Lt. Gen. Stafford joined  the consulting firm of  General Technical Services, Inc.  in
1984.  He  is also Vice Chairman and co-founder of Stafford, Burke and Hecker, Inc., a
Washington-based consulting firm. After serving as an astronaut for a number of years, he  retired  in  1979 from  the  Air Force  as  Deputy  Chief of  Staff  for Research,
Development and  Acquisition and  served  as Vice  Chairman of  Gibraltar  Exploration
Limited  until 1984. Lt.  Gen. Stafford is also  Chairman of the  Board of Omega Watch
Corporation of  America  and is  a  director  of CMI  Corporation,  Fisher  Scientific
International  Inc.,  Pacific Scientific  Company,  Seagate Technology  Inc., Spectrum
Information Technologies,  Inc., Tremont  Corporation, The  Wackenhut Corporation  and
Wheelabrator Technologies Inc.

Director since 1981                         Age 63
- --------------------------------------------------------------------------------------

       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1996


[PHOTO OF HANS W. BECHERER]

HANS W. BECHERER, Chairman and Chief Executive Officer of Deere & Company

Mr.  Becherer began his business career with Deere & Company, a manufacturer of mobile power  machinery  and a supplier  of financial services, in  1962. After serving in  a variety  of managerial and executive positions, he  became a director of Deere in 1986 and was elected  President and Chief  Operating Officer in  1987, President and  Chief
Executive  Officer in 1989 and  Chairman and Chief Executive Officer  in 1990. He is a
director of Schering-Plough Corporation.

Director since 1991                         Age 58
- --------------------------------------------------------------------------------------
[PHOTO OF EUGENE E. COVERT]

EUGENE E.  COVERT, T.  Wilson  Professor of  Aeronautics, Massachusetts  Institute  of
Technology

Dr.  Covert has been  associated with the Massachusetts  Institute of Technology since
1952.  He  became  Professor  of  Aeronautics and  Astronautics  in 1968,  serving  as
Department  Head from 1985 until mid-1990, and  also became the T. Wilson Professor of
Aeronautics in 1993.  Dr. Covert  is a  director of  Physical Sciences  Inc. and  Rohr
Industries, Inc.

Director since 1987                         Age 68
- --------------------------------------------------------------------------------------
[PHOTO OF ROBERT P. LUCIANO]

ROBERT P. LUCIANO, Chairman and Chief Executive Officer of Schering-Plough Corporation

Mr.  Luciano  joined  Schering-Plough  Corporation,  a  manufacturer  and  marketer of pharmaceuticals  and  consumer products, in 1978. He served as President from 1980  to
1986  and became Chief Executive Officer in 1982 and Chairman of the Board in 1984. He
is a director of Borden, Inc., C.R. Bard, Inc. and Merrill Lynch & Co.

Director since 1989                         Age 60
- --------------------------------------------------------------------------------------

[PHOTO OF JOHN R. STAFFORD]

JOHN R. STAFFORD,  Chairman, President and  Chief Executive Officer  of American  Home
Products Corporation

Mr.  Stafford  has  held  a  number  of  positions  with  American  Home  Products,  a manufacturer of health care products, since joining that company in 1970. He served as
General  Counsel,  Vice President, Senior Vice President and Executive Vice  President
before  becoming President in 1981, an office he  held until 1990 and which he resumed in early 1994.  Mr. Stafford was  elected Chairman  of the Board  and Chief  Executive
Officer  in 1986. He is a director  of Chemical Banking Corporation, Metropolitan Life
Insurance Company and NYNEX Corporation.

Director since 1993                         Age 56
- --------------------------------------------------------------------------------------

The Board of Directors and Committees of the Board

     The business of the Company is managed under the direction of the Board of Directors. There were nine meetings of the Board in 1993, with individual attendance averaging 96% of the meetings. Average attendance by incumbent directors at all meetings of the Board and Committees of the Board on which they served was 96%.

     The Board of Directors' retirement policy establishes 70 as the retirement age for non-employee directors, as well as for any director who is or has been the Company's Chief Executive Officer. A director who reaches retirement age shall serve until the next Annual Meeting. The policy also provides that non-employee directors who discontinue the principal position or identification which prevailed at the time of their election (other than by virtue of a promotion) shall offer to tender their resignations as directors and that an employee director (other than the Chief Executive Officer) shall resign following termination of service as an active employee of the Company. The Board has discretion to make exceptions to the policy.

     Because of the number of matters requiring Board consideration, and to make the most effective use of individual Board members' capabilities, the Board of Directors has established Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these Committees, their current members and the number of meetings held during 1993 are described below. A non-employee director may also attend a Committee meeting as an alternate member at the request of the Committee Chairman (with the concurrence of the Chairman of the Board).

     The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent accountants; reviews with management and the independent accountants the Company's interim and year-end operating results; considers the adequacy of the internal accounting and auditing procedures of the Company;

and considers the accountants' independence. The members of the Audit Committee, which met five times in 1993, are Messrs. Palmer (Chairman), Becherer, Haselton and Winters, Ms. Fudge and Gen. Kelley.

     The Corporate Responsibility Committee reviews the policies and programs which are designed to assure the Company's compliance with legal and ethical standards and which affect its role as a responsible corporate citizen, including those relating to human resources issues such as equal employment opportunity, to health, safety and environmental matters, and to proper business practices. The members of the Committee are Messrs. Kilpatrick (Chairman) and Palmer, Drs. Cobb and Covert, Ms. Fudge, Gen. Kelley and Lt. Gen. T. Stafford. It met four times in 1993.

     The Executive Committee possesses the powers of the Board to manage and direct the business and affairs of the Company during the interval between Board meetings, except as provided by Delaware law and except for those matters assigned to the Audit and Management Development and Compensation Committees. The members of the Executive Committee, which did not meet in 1993, are Messrs. Bossidy (Chairman), Kilpatrick and Staley.

     The Management Development and Compensation Committee reviews and recommends the compensation arrangements for officers; approves such arrangements for other senior level employees; considers matters related to management development and succession and recommends individuals for election as officers; and reviews or takes such other action as may be required in connection with the bonus, stock and other benefit plans of the Company and its subsidiaries. It met five times in 1993. The Committee members are Messrs. Staley (Chairman), Haselton, Kilpatrick, Luciano, J. Stafford and Winters.

     The Nominating and Board Affairs Committee has as its principal role the consideration and recommendation of individuals for nomination as directors. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and shareowners. Shareowners wishing to recommend Board nominees should submit their recommendations in writing to the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962, with the submitting shareowner's name and address and pertinent information about the proposed nominee similar to that set forth in this Proxy Statement for Board nominees, including current principal occupation and employment, principal positions held during the last five years and a list of all companies which the individual serves as a director. (See the heading 'Additional Information -- Other Action at the Meeting' for a summary of the procedure applicable to a shareowner nomination at an annual meeting.) This Committee also reviews and makes recommendations to the Board with respect to the composition of Board Committees and other Board-related matters, including its organization, size, composition and compensation, as well as the responsibilities, functions and talents of the Board and its members. The members of the Nominating and Board Affairs Committee, which met three times in 1993, are Messrs. Luciano (Chairman), Kilpatrick, J. Stafford, Staley and Winters.

     The Retirement Plans Committee appoints the trustees for funds under the employee pension benefit plans of the Company and certain subsidiaries; reviews funding strategies; sets investment policy for fund assets; and oversees and appoints members of other committees investing fund assets. This Committee met three times in 1993. Its members are Messrs. Winters (Chairman), Becherer, Kilpatrick, Luciano and Palmer.

     The Technology Committee has responsibility for corporate-wide technology matters, including research, development and engineering, and advises the Company with respect to its technology program and budget, proposed changes in corporate strategy where technology is a significant component, and new technologies of importance to the Company's existing business areas. The members of this Committee are Lt. Gen. T. Stafford (Chairman), Drs. Cobb and Covert, Gen. Kelley and Mr. Staley. It met twice in 1993.

Compensation of Directors

     Non-employee directors receive an annual Board retainer of $35,000 and a fee of $1,500 for Board meetings attended on any day (nine during 1993). They also receive an annual retainer of $5,400 for each Board Committee served, with Committee Chairmen receiving an additional retainer of $4,000 for the Audit and Management Development and Compensation Committees and $2,000 for all other Board Committees. While no meeting fees are generally paid for attendance at Committee meetings, a non-employee director who attends one or more Committee meetings on any day as an alternate member receives a fee of $1,500. In addition, a $1,000 fee is paid to non-employee directors for attendance at a Committee meeting, or other extraordinary meeting related to Board business, which occurs apart from a Board meeting, and a $1,000 per day fee is paid for special assignments. Non-employee directors are also provided with $350,000 in business travel accident insurance and are eligible to elect, without contribution by them, $100,000 in term life insurance and medical and dental coverage for themselves and their eligible dependents. All directors are reimbursed for expenses incurred in attending meetings.

     Under the Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect to defer, until a specified calendar year or retirement from the Board, all or any portion of the director's compensation and to have such compensation credited to a deferred account in cash or shares of Common Stock. Amounts credited accrue amounts equivalent to interest or to dividends. Interest on amounts deferred in 1994 and in any year thereafter will be the same as that determined by the Management Development and Compensation Committee for amounts deferred during the same year under the Company's
Incentive Compensation Plan (10% for 1994). Upon a change in control, all deferred amounts will be considered cash equivalents and a director who has so elected will be entitled to a lump sum payment of such amounts.

     Pursuant to the Retirement Plan for Non-Employee Directors, directors who retire from the Board at age 60 or above with at least five years of service as a non-employee director are eligible for a retirement benefit at an annual rate equal to the annual Board retainer in effect at retirement. A director who retires at age 70 or above is entitled to such benefit for life, while a director retiring between ages 60 and 70 is entitled to such benefit for a number of months equal to the number of months served. In the event of the director's death following retirement, benefits will continue to be paid to any surviving spouse until the total number of payments made to the director or spouse equals the lesser of the number of months served or 120 months. A director (or spouse) who is entitled to a retirement benefit during the two-year period following a change in control will receive a lump sum payment equal to the present value of the benefit, if the director has so elected.

     Under the Restricted Stock Plan for Non-Employee Directors, each non-employee director has received a one-time grant of 1,500 shares of Common Stock, which are subject to transfer restrictions until the director's service terminates with the consent of a majority of the other members of the Board, provided termination occurs at or after age 65. During the restricted period, the director has the right to receive dividends on and the right to vote the shares. At the end of the restricted period, a director is currently entitled to one-tenth of the shares granted for each year of service. The shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. (A proposal seeking shareowner approval of amendments to the plan is set forth below under 'Amendment of Directors' Stock Plan.')

                          ----------------------------
                               VOTING SECURITIES

     As of February 22, 1994, State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02101 ('State Street'), held 19,821,126 shares, or approximately 13.9%, of the outstanding Common Stock as trustee of the Company's savings plans. Under the terms of the plans, State Street is required to vote shares attributable to any participant in accordance with instructions received from the participant and to vote all shares for which it shall not have received instructions in the same ratio as the shares with respect to which instructions were received. State Street disclaims beneficial ownership of the shares referred to above. State Street also held 1,037,508 shares, or approximately
0.7%, of the outstanding Common Stock as trustee of various trusts, with sole voting power as to 1,004,809 shares, shared voting power as to 1,999 shares, sole investment power as to 1,033,184 shares, and shared investment power as to 4,224 shares.

     J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, has informed the Company that, as of February 22, 1994, it beneficially owned 8,205,514 shares, or approximately 5.8%, of the outstanding Common Stock, with sole voting power as to 4,434,007 shares, shared voting power as to 161,558 shares, sole investment power as to 8,033,506 shares and shared investment power as to 167,908 shares.

     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of February 22, 1994 by each director, certain executive officers and by all directors and executive officers of the Company as a group:

                                                                  Number of
                              Name                               Shares(1)(2)
- ---------------------------------------------------------       --------------
John W. Barter...........................................         141,899(3)(4)
Hans W. Becherer.........................................           1,500
Lawrence A. Bossidy......................................         254,827(3)(4)
Daniel P. Burnham........................................         134,918(3)
Jewel Plummer Cobb.......................................           2,570(4)
Eugene E. Covert.........................................           1,885
Ann M. Fudge.............................................           1,500
William R. Haselton......................................           2,364(4)
Paul X. Kelley...........................................           2,208(4)
Robert D. Kilpatrick.....................................           2,800(5)
Robert P. Luciano........................................           2,000
Russell E. Palmer........................................           2,000
Frederic M. Poses........................................         167,799(3)(4)
Ralph E. Reins...........................................          64,958(3)
Andrew C. Sigler.........................................           2,500(6)
John R. Stafford.........................................           2,000
Thomas P. Stafford.......................................           1,500
Delbert C. Staley........................................           1,993
Robert C. Winters........................................           5,059
All directors and executive officers as a group,
  including the above (31 in number).....................       1,320,040(3)(4)

- ------------

(1) The total for each individual is less than 0.2%, and the total for the group is less than 1%, of the shares of Common Stock outstanding.

(2) Includes shares held individually, jointly with others or in the name of a bank, broker or nominee for the individual's account, as well as shares attributable to participants under the dividend reinvestment and savings plans. Also includes restricted shares as to which directors have sole voting power but no investment power prior to the lapse of restrictions.

(3) Includes shares which the following have the right to acquire within 60 days through the exercise of vested employee stock options: Mr. Barter, 135,368; Mr. Bossidy, 165,000; Mr. Burnham, 121,685; Mr. Poses, 157,133; Mr. Reins, 59,595; and all executive officers as a group, 1,111,339. No voting or investment power exists with respect to such shares prior to acquisition.

(4) Does not include the following amounts credited to deferred share accounts, as to which no voting or investment power exists prior to issuance: Mr. Barter, 3,208; Mr. Bossidy, 55,220; Dr. Cobb, 2,844; Mr. Haselton, 2,951;
    Gen. Kelley, 1,796; Mr. Poses, 5,241; and all directors and executive officers as a group, 79,753.

(5) Includes 1,300 shares owned by Mr. Kilpatrick's wife. Mr. Kilpatrick disclaims beneficial ownership of these shares.

(6) As of March 4, 1994.

                                 ------------------
     The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, two reports covering a total of four purchases were inadvertently filed late by Mr. Winters during 1993.

                             EXECUTIVE COMPENSATION

Report of the Management Development and Compensation Committee

     The Management Development and Compensation Committee of the Board of Directors (the 'Committee'), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. The Committee is composed solely of independent directors.

Executive Compensation Policies and Programs

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of the Common Stock and meeting financial goals and other individual performance objectives.

     There are three basic components to this 'pay for performance' system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation (primarily stock options). Each component is addressed in the context of competitive conditions. In determining competitive compensation levels, the Company analyzes information from several independent surveys which include information regarding comparably-sized industrial companies. Since the Company's market for executive talent extends beyond its own industries, the survey data include companies outside the industrial classifications represented in the Composite Group Index referred to below under 'Performance Graph.'

     Base pay. Base pay is competitive within 20% above or below median salary levels at other large industrial companies for equivalent positions. The executive's actual salary within this competitive framework will vary based on individual performance (measured as described in the next paragraph), tenure and the individual's salary compared to competitive salary levels.

     Annual incentive bonus. In 1993, each executive was eligible to receive an annual cash bonus. The 'target' level for that bonus, like the base salary level, was set with reference to competitive conditions. These target levels, which were somewhat above median levels, were intended to motivate the
Company's   executives  by  providing  substantial   bonus   payments  for   the
achievement of aggressive goals. The actual amount paid was determined by performance.

Whether that  payment  was above   or  below  target depended on  two  factors:
first, financial  performance,  which  was  measured against objectives such as
net income,  earnings per share,  return on equity,  cash  flow,   productivity
increases and working capital turns; and second, the individual executive's performance against other specific management objectives such as improving
customer   satisfaction   or   negotiating   strategic    business  alliances.
Financial   objectives  were  given  greater  weight  than  other    management
objectives in determining bonus payments. The types and relative importance of specific financial and other business objectives varied among the Company's executives depending on their positions and the particular operations or functions for which they were responsible.

     Long-term, equity-based incentive compensation. The long-term, equity-based compensation program is tied directly to shareowner return. The executive is rewarded if the shareowners receive the benefit of appreciation in the price of the Common Stock. Under the program, long-term incentive compensation has consisted of stock options and restricted stock units. Since long-term awards vest over time, the Company periodically grants new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards. Like the annual bonus, the target award is set with regard to competitive considerations, but each individual's actual award is based upon performance measured against the criteria described in the preceding paragraph and the individual's leadership in the Company's total quality program and potential for future contributions.

     The principal purpose of the long-term incentive compensation program is to encourage the Company's executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareowners' return. In addition, this component of the compensation system (through deferred vesting) is designed to create an incentive for the individual to remain with the Company. In order to enhance the retention incentive in connection with the hiring of new executives, long-term awards occasionally have been made which vest over periods longer than the customary three or four years for options and restricted stock units, respectively.

     In order to align more closely the interests of the Company's executives with those of its shareowners, the Committee has been phasing out the use of restricted stock units and will not make annual unit grants as part of the long-term program after 1994. The Committee expects that in the future units will be granted only in special situations to a limited number of executives, primarily as a retention incentive.

     Employee linkage to shareowner interests is further buttressed through ownership of about 14% of the outstanding Common Stock under the Company's savings plans.

Deductibility

     The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code (the 'Code') of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, amendments are being proposed to the Company's 1993 Stock Plan and Incentive Compensation Plan to allow compensation generally paid thereunder to be deductible under recent revisions to the Code, although certain compensation paid to some executives may not be deductible. (See 'Plan Amendments to Preserve Tax Deductibility.')

Annual Reviews

     Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareowner value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs. As noted above, the Committee determined to discontinue annual grants of restricted stock units for years following 1994. In conducting this annual review, the Committee considers information provided by the Chief Executive Officer and the Senior Vice President-Human Resources and uses surveys and reports prepared by independent compensation consultants.

     The Committee annually reviews with the Chief Executive Officer the individual performance of each of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. With Board authorization, the Committee approves salary actions and determines the amount of annual bonus and the number of long-term, equity-based awards for each officer. The Committee also reviews with the Chief Executive Officer the financial and other objectives for each of the senior executive officers for the following year.

     In 1993, awards to executive officers as a group reflected the overall financial performance of the Company, which, despite a continuing weak economy, represented substantially improved income from operations and net income and achievement of the Company's operating earnings per share goals, as well as improved productivity and working capital turns. Awards to individuals also reflected performance against their specific management objectives.

Chief Executive Officer

     In reviewing Mr. Bossidy's performance, the Committee focused primarily on the Company's performance in 1993, which reflected sustained improvement since Mr. Bossidy became Chief Executive Officer and which significantly exceeded 1992 performance, with substantial improvement in net income, operating earnings per share and return on equity. The Committee also considered Mr. Bossidy's contributions to various long-term initiatives, including enhancement of the Company's total quality program, which is designed to substantially increase customer satisfaction by continuously improving work processes. In light of these results, Mr. Bossidy was awarded an annual incentive bonus for 1993 of $1,500,000, which was higher than his minimum target bonus of 80% of base salary, primarily reflecting the Company's improved performance. Mr. Bossidy's base salary, last increased in late 1992, remained unchanged during 1993. It is above the median but within the range discussed above for all executives. The Committee in 1993 awarded Mr. Bossidy the same number of stock options as in 1992 and, as part of its phaseout of annual restricted stock unit grants, reduced the number of units awarded to him.

                            ------------------
     Members of the Management Development and Compensation Committee:

Delbert C. Staley, Chairman              Robert P. Luciano
William R. Haselton                      John R. Stafford
Robert D. Kilpatrick                     Robert C. Winters

Summary Compensation Table

     The following table contains information concerning the most highly compensated executive officers of the Company, as required under applicable rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                  Annual Compensation              Long-Term Compensation
    Name and                                                                        Securities
    Principal                                     Other Annual      Restricted      Underlying   All Other
    Position       Year     Salary       Bonus    Compensation    Unit Awards(1)    Options(#) Compensation(2)
- ----------------- ------- ----------- ----------- ------------    --------------     -------   --------------
Lawrence A.        1993   $ 1,100,000 $ 1,500,000 $    68,698 (3) $      343,450    150,000   $     412,590
  Bossidy          1992     1,016,667   1,250,000      53,544 (3)        459,900    150,000         388,512
  Chairman of the  1991       500,000     300,000        --           10,157,816    250,000           --
  Board and Chief   (6
  Executive        mos.)
  Officer
Alan Belzer(4)     1993       765,000     775,000        --              180,998     83,000         175,650
  President and    1992       758,333     670,000        --              273,750     82,000         175,118
  Chief Operating  1991       697,813     400,000        --              402,500     75,000           --
  Officer
Daniel P. Burnham  1993       392,500     340,000      39,225            141,707     65,000         320,610
  Executive Vice   1992       375,000     290,000      27,455            208,050     62,325         151,222
  President        1991       295,002     180,000        --              220,938     67,500           --
  (Aerospace)
Frederic M. Poses  1993       430,000     425,000        --              141,707     65,000          53,709
  Executive Vice   1992       410,000     370,000        --              213,525     63,950          52,113
  President        1991       360,938     225,000        --              287,500     50,000           --
  (Engineered
  Materials)
Ralph E. Reins     1993       423,333     375,000        --              130,854     60,000          65,348
  Executive Vice   1992       399,996     350,000        --              169,725     50,850          49,969
  President        1991        48,717     200,000        --             1,021,875     50,000          --
  (Automotive)      (2
                   mos.)
John W. Barter     1993       387,500     345,000        --               91,564     42,000          47,287
  Senior Vice      1992       370,000     300,000        --              136,875     41,000          45,889
  President and    1991       322,438     175,000        --              172,500     30,000           --
  Chief Financial
  Officer

- ------------

(1) Restricted unit awards, valued on the date of the award, entitle the holder to receive one share of Common Stock for each unit when the unit vests. (A portion of the unit may be paid in cash to cover applicable taxes.) As part of his initial employment arrangements, Mr. Bossidy was granted 345,798 units in 1991, vesting over a period ending in the year 2000, to compensate for the loss of long-term incentive awards from his previous employer. Of those units, 121,030 vested in 1992, 51,870 vested in 1993, and 86,449 will vest in each of January 1997 and 2000. Mr. Reins was awarded 25,000 units in 1991, of which 2,500 vested in each of 1992 and 1993, 2,500 will vest in each of October 1994 and 1995, 3,750 in each of July 1995 and 1997, and 7,500 in July 2000. All other units reflected in the table vest in equal annual installments on January 1 of each of the four years following the award, except that all units granted to Mr. Belzer and outstanding at December 30, 1993 vested on that date. The total number of units held and
    their  value  at   the  end   of  1993   were  as   follows:  Mr.   Bossidy,

    172,898 units reflecting the replacement of long-term incentive awards forfeited from his prior employer ($13,658,942) and 11,300 units reflecting other grants ($892,700), for a total of 184,198 units ($14,551,642); Mr.
    Belzer, none; Mr. Burnham, 34,725 units ($2,743,275); Mr. Poses, 41,238 units ($3,257,802); Mr. Reins, 24,230 units ($1,914,170); and Mr. Barter,
    32,958 units ($2,603,682). Common Stock dividend equivalents are paid on each unit.

(2) Amounts shown for 1993 consist of matching contributions made by the Company under the savings plan and supplemental savings plan: for Mr. Bossidy, $43,807; Mr. Belzer, $61,200; Mr. Burnham, $31,404; Mr. Poses, $34,404; Mr.
    Reins, $16,713; and Mr. Barter, $31,002; the value of life insurance premiums: for Mr. Bossidy, $368,783; Mr. Belzer, $114,450; Mr. Burnham, $37,145; Mr. Poses, $19,305; Mr. Reins, $28,635; and Mr. Barter, $16,285;
    final settlement of relocation arrangements for Mr. Burnham, $252,061; and defined contribution arrangements for Mr. Reins, $20,000.

(3) For   1993,   includes  $27,420   for  estate   planning  and   $20,143  for
    Company-provided transportation; for 1992, includes $19,850 for financial planning and $22,956 for Company-provided transportation.

(4) Mr. Belzer retired on December 31, 1993 (see 'Employment and Termination Arrangements').

Option Tables

     The following tables contain information concerning stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

                                             Number of      % of Total
                                             Securities      Options
                                             Underlying     Granted to     Exercise                  Grant Date
                                              Options      Employees in     Price      Expiration      Present
                   Name                      Granted(1)    Fiscal Year      ($/Sh)        Date        Value(2)
- ------------------------------------------   ----------    ------------    --------    ----------    -----------
Lawrence A. Bossidy.......................     150,000          5.0         $ 68.69       3/24/03    $ 2,799,000
Alan Belzer...............................      83,000          2.8           68.69       3/24/03      1,548,780
Daniel P. Burnham.........................      65,000          2.2           68.69       3/24/03      1,212,900
Frederic M. Poses.........................      65,000          2.2           68.69       3/24/03      1,212,900
Ralph E. Reins............................      60,000          2.0           68.69       3/24/03      1,119,600
John W. Barter............................      42,000          1.4           68.69       3/24/03        783,720

- ------------

(1) Options were granted with an exercise price of 100% of the fair market value of the Common Stock on the date of grant, exercisable in cumulative installments of 40% commencing on January 1, 1994 and 30% on each of January 1, 1995 and 1996. (See 'Employment and Termination Arrangements' for information regarding the vesting of Mr. Belzer's options.) Limited stock appreciation rights were granted in tandem with the options and would only become exercisable for a period of 90 days following a tender offer for the Company's shares, a change in control or similar events. The Committee has discretion to grant, in exchange for the surrender of an outstanding option, a new option with a price different from the surrendered option. Although this authority, which has existed in the Company's option plans for many years, could be used to effectively lower the exercise price of an outstanding option, it has never been used and the Committee has no present intention of doing so.

(2) Options are valued using a Black-Scholes-based formula. The formula assumes historic five year average volatility and dividend yield, a 7% risk-free return and a ten-year option period. No adjustments are made for risk of forfeiture or non-transferability. Options will have no actual value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date. If the named officers realize the grant date values, total shareowner value will have appreciated by approximately $2.6 billion, and the value of the named officers' options will be 0.3% of the total shareowner appreciation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES
                           --------------------------

                                                       Number of Securities         Value of Unexercised
                             Shares                   Underlying Unexercised        In-the-Money Options
                           Acquired on                 Options at Year-End               at Year-End
                            Exercise      Value     --------------------------   ---------------------------
Name                           (#)       Realized   Exercisable  Unexercisable   Exercisable   Unexercisable
- -------------------------- -----------  ----------  -----------  -------------   -----------   -------------
Lawrence A. Bossidy.......    75,000    $2,815,650     60,000       390,000      $ 1,525,800    $ 11,372,700
Alan Belzer...............    83,342     2,970,318    335,000             0       10,678,265               0
Daniel P. Burnham.........    33,847     1,186,375     55,738       140,519        1,976,588       3,442,429
Frederic M. Poses.........    47,500     1,757,215     99,448       140,870        3,854,676       3,499,399
Ralph E. Reins............    25,000       697,600     20,340       115,510          517,246       2,394,719
John W. Barter............    17,500       697,690     91,268        89,100        3,755,598       2,172,198

Performance Graph

     The following graph compares the five-year cumulative total return on the Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a composite index of corporations in the same industries as the Company (the 'Composite Group Index').

                                 [PERFORMANCE GRAPH]

                        1989    1990      1991   1992    1993

Company Common Stock    112.9    92.5    157.6   221.4  294.0
S&P 500                 131.7   127.6    166.5   179.2  197.2
Composite Group         123.0   115.5    151.3   164.7  190.2



    In each case, a $100 investment on December 31, 1988 and reinvestment of all dividends are assumed. Returns are at December 31 of each year.

     The Composite Group Index combines the total returns on the published Dow Jones indices for the Aerospace & Defense, Automobile Parts & Equipment Excluding Tire and Rubber Makers, and Chemical Groups. The total return for the Composite Group Index is calculated by adding the products obtained from separately multiplying the total return for each of the three Dow Jones groups by the total market capitalization of the companies included in that group and dividing by the total market capitalization of the companies included in the three groups. This calculation is made for each year using stock market capitalization data as of the beginning of the year provided to the Company by Dow Jones. Shareowners may obtain this data from the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

Retirement Benefits

     The following table illustrates the estimated annual pension benefits which would be provided on retirement at age 65 under the Company's Retirement Program (the 'Pension Plan') and an unfunded supplemental retirement plan (the 'Supplemental Plan'), after applicable deductions for Social Security benefits, to salaried employees having specified average annual remuneration and years of service.

                                 PENSION TABLE
                                 -------------


                                                Years of Service
                ---------------------------------------------------------------------------------
Remuneration       10           15            20          25 - 30           35             40
- ------------    --------     --------     ----------     ----------     ----------     ----------
 $   500,000    $ 91,191     $141,191     $  191,191     $  241,191     $  259,320     $  296,365
     700,000     131,191      201,191        271,191        341,191        364,320        416,365
     900,000     171,191      261,191        351,191        441,191        469,320        536,365
   1,100,000     211,191      321,191        431,191        541,191        574,320        656,365
   1,400,000     271,191      411,191        551,191        691,191        731,820        836,365
   1,800,000     351,191      531,191        711,191        891,191        941,820      1,076,365
   2,400,000     471,191      711,191        951,191      1,191,191      1,256,820      1,436,365
   3,100,000     611,191      921,191      1,231,191      1,541,191      1,624,320      1,856,365

     The benefit amounts shown in the Pension Table are computed on a straight life annuity basis. At January 1, 1994, the following individuals had the indicated number of years of credited service for pension purposes: Mr. Bossidy, 2.6; Mr. Belzer, 37.92; Mr. Burnham, 11.67; Mr. Poses, 24.33; Mr. Reins, 2.08;
and Mr. Barter, 17.83.

     The amounts in the Salary and Bonus columns of the Summary Compensation Table for 1993 would be included in computing remuneration for pension purposes. Remuneration under the Pension Plan is calculated based on the highest paid 60 consecutive months of an employee's last 120 months of employment. Pursuant to an agreement with the Company, Mr. Belzer's retirement benefit will be calculated on the basis of his highest three years of salary and bonus, whether or not consecutive.

     Under his employment agreement, Mr. Bossidy is entitled to receive a retirement benefit, commencing at age 62 or later termination of employment, equivalent to 60% of his final average compensation (based on his highest three years of salary and bonus) payable annually for his lifetime, and 30% of his final average compensation payable annually thereafter to his surviving spouse for her lifetime. If Mr. Bossidy dies prior to retirement, a benefit equivalent to 30% of his final average compensation will be paid for his surviving spouse's lifetime. Benefits under the agreement will be reduced for retirement before age 62 and by any retirement benefits payable under the Pension Plan and Supplemental Plan, any survivor benefit payable under the Company's executive life insurance program and, under certain circumstances, benefits payable under pension plans of his former employer.

Employment and Termination Arrangements

     Mr. Bossidy has an agreement with the Company which provides for his employment until at least June 1996 at a minimum salary of $1,000,000 per year and a target annual incentive bonus of at least 80% of salary. The Company's contractual obligations to make specific stock option and restricted unit awards have been fulfilled and are reflected in the Summary Compensation Table. Under the agreement, the Company will provide benefits on retirement which are described under 'Retirement Benefits,' and the Company assumed obligations for certain life insurance policies. The Company will be reimbursed from the proceeds of the policies for premiums it pays. The value of these premiums is reflected in the Summary Compensation Table.

     Under the Severance Plan for Senior Executives (the 'Plan'), the executives named in the Summary Compensation Table would be entitled to payments equivalent to base salary and annual incentive bonus (and continuation of certain benefits, such as group life and medical insurance coverage) for a period of 36 months (or a lump sum payment following a change in control) if their employment is terminated other than for 'gross cause' (which includes fraud and criminal conduct). Payments would not continue after an executive reaches age 65. The Plan provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company.

     Under the Plan, Mr. Belzer will receive an annual amount through 1996 equivalent to the salary included in the Summary Compensation Table for 1993 plus 75% thereof representing his target level incentive bonus. As permitted under stock plan provisions, the payment of 55,260 outstanding restricted units (for which he received $2,206,946 and 27,630 shares of Common Stock) and the vesting of 188,450 outstanding stock options were accelerated to year-end.

                 PLAN AMENDMENTS TO PRESERVE TAX DEDUCTIBILITY

     Under the Omnibus Budget Reconciliation Act of 1993 ('OBRA'), the Internal Revenue Code (the 'Code') was amended to limit to $1,000,000 per person, with certain exceptions, the allowable deduction by a public corporation for compensation which is paid or accrued with respect to its chief executive officer and next four highest paid executive officers. Proposed regulations interpreting OBRA have been issued by the Internal Revenue Service. Based on the Company's review of OBRA and interpretation of the regulations, the Board of Directors is proposing amendments to the 1993 Stock Plan and the Incentive Compensation Plan in order to allow compensation paid thereunder to be deductible.

                       2 -- AMENDMENT OF 1993 STOCK PLAN

     At the 1993 Annual Meeting, shareowners approved the 1993 Stock Plan for Employees of AlliedSignal Inc. and its Affiliates (the 'Stock Plan'). The Stock Plan limits the number of shares of Common Stock which may be subject to grant to all employees in any one year. In order to meet OBRA requirements with respect to grants of stock options, stock appreciation rights and limited stock appreciation rights (collectively, 'grants'), the Board of Directors is recommending that the shareowners approve an amendment to the Stock Plan imposing limitations on the number of shares of Common Stock subject to grants made to any individual employee. The amended Stock Plan would provide that no employee may receive grants with respect to more than 1,500,000 shares (750,000 shares on a pre-split basis) over any three-year period.

     Currently, grants under the Stock Plan are not transferable. However, in order to facilitate employees' estate planning, the Stock Plan also would be amended to permit the grant of options which would be transferable only to members of an employee's immediate family, including trusts and certain partnerships which are solely for the benefit of such family members.

     The primary features of the amended Stock Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the amended Stock Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

Plan Summary and Other Information

     Form of Awards. Awards may be granted in the form of non-qualified stock options, incentive stock options within the meaning of the Code, shares of Common Stock, shares of Common Stock with certain restrictions ('restricted shares'), restricted units representing Common Stock equivalents ('restricted units'), stock appreciation rights ('rights') or limited stock appreciation rights ('limited rights'). Awards may provide for dividends, dividend equivalents or notional interest. Shares utilized under the Stock Plan may be either authorized but unissued shares or issued shares reacquired by the Company.

     Number of Awards. The Stock Plan provides for the annual grant of awards in an amount not in excess of 1.5% of the shares of Common Stock issued on December 31 of the immediately preceding year. Shares available for awards in any year that are not utilized will be available for use in subsequent years. On that basis, awards could be made in 1994 with respect to approximately 5,400,000 shares (2,700,000 shares on a pre-split basis), based on the number of shares issued at year end, plus approximately 4,400,000 shares (2,200,000 shares on a pre-split basis), the number of shares remaining available following 1993 awards. Within the total number of shares available for awards in any year, not more than 1,700,000 shares (850,000 shares on a pre-split basis) may be subject to grants of incentive stock options. Further, the number of shares that may be utilized for grants of shares, restricted shares or restricted units may not exceed 10% of the shares available annually for awards under the Stock Plan (plus those unused for such grants in prior years). In addition, no individual employee may receive grants of options, rights, limited rights or any combination thereof under the Stock Plan with respect to more than 1,500,000 shares (750,000 shares on a pre-split basis) over any three-year period.

     Duration. The Stock Plan will remain in effect through April 25, 2003, unless terminated sooner by the Board of Directors.

     Administration. The Stock Plan is administered by the Management Development and Compensation Committee of the Board of Directors (the 'Committee'). The Committee is composed of independent directors who are not eligible to participate in the Stock Plan. Among other things, the Committee has authority to determine the employees to whom awards will be granted, the types of awards, restrictions applicable to grants of restricted shares and restricted units and to interpret the Stock Plan.

     Eligibility. All employees who are regular full-time employees of the Company or its affiliates are eligible to receive awards. It is presently contemplated that awards will be made each year to officers and other executive employees of the Company. There are currently approximately 765 executive employees, including 17 executive officers. It is also contemplated that awards to high performance non-executive employees will be made from time to time as management deems appropriate. No determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals under the Stock Plan. (See the Summary Compensation Table and Option Grants in Last Fiscal Year for information relating to prior awards to named executive officers.)

     Term of Options. At the time of grant, the Committee determines the term of the option, which in the case of an incentive stock option may not exceed ten years.

     Option Price. Options are priced at not less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value is the mean between the highest and lowest sales prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for the grant date. (The last sale price of the Common Stock so reported for February 28, 1994 was $76 3/8 per share.) Payment by an employee upon exercise of an option may be made in cash, in already-owned shares of Common Stock or, if permitted by the Committee, by surrender of outstanding awards under the Stock Plan.

     Option Vesting. Unless otherwise provided, each option will become 100% vested at the earliest of the employee's normal retirement date, death or total disability or the passage of such period of time from the date of grant as the Committee shall determine. Prior to becoming 100% vested, each option generally becomes exercisable in cumulative installments as established by the Committee at the time of grant. Such installments are subject to acceleration at any time by the Committee as well as under certain circumstances described in the Stock Plan, including the purchase of shares of Common Stock pursuant to a tender offer or exchange offer, a change in control, or a merger in which the Company does not survive as an independent, publicly-owned corporation (an 'Acceleration Event').

     Rights. Rights provide that an employee is entitled to receive the excess of the fair market value of a specified number of shares over the exercise price applicable to the right. Upon exercise, payment will be made in the form of all cash, all shares of Common Stock or a combination thereof, as determined by the Committee.

     Limited Rights. Following an Acceleration Event, limited rights provide for a cash payment to the employee, calculated under the applicable Stock Plan formula relating to the Acceleration

Event. The cash payment is designed to provide the employee with an economic benefit comparable to that available to all shareowners in connection with the Acceleration Event.

     Restricted Shares and Restricted Units. Restrictions applicable to restricted shares or restricted units may be time- or performance-based. The Committee has the discretion to accelerate the lapse of restrictions at any time. Restrictions will lapse upon the employee's death or total disability or upon an Acceleration Event. If the employee remains an employee until the lapse of restrictions, the employee will receive one share of Common Stock for each restricted unit with respect to which the restrictions lapsed (or, in the Committee's discretion, the cash equivalent for all or part of such units). The Committee may defer such payments; those deferred in stock may bear dividend equivalents and those deferred in cash may bear notional interest. Upon an Acceleration Event, the employee will be entitled to a lump sum cash payment for the employee's restricted units, calculated under the applicable Stock Plan formula relating to the Acceleration Event.

     Certain Federal Tax Consequences. The following statements are based on current interpretations of existing federal income tax law. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

     If the shareowners approve the amended Stock Plan, the Company believes that under OBRA it will be entitled to a deduction for all compensation attributable to an employee's exercise of non-qualified options and rights.
Compensation with respect to limited rights, which is payable following an Acceleration Event, may not be deductible. In addition, a portion of the compensation attributable to restricted units and restricted stock may not be deductible. However, as discussed above in the 'Report of the Management Development and Compensation Committee,' the Committee has determined to discontinue annual grants of units for years after 1994.

     The following two paragraphs set forth federal tax consequences to the employee and the Company on the grant and exercise of an option.

     Non-qualified Options. While there are no federal income tax consequences to either the employee or the Company on the grant of an option, the employee will have taxable ordinary income on the exercise of a non-qualified option equal to the excess of the fair market value of the shares on the exercise date over the option price and, as noted above, the Company is entitled to a corresponding deduction.

     Incentive Stock Options. The Code limits to $100,000 the value of employer stock subject to incentive stock options that first become exercisable in any one year, based on the fair market value of the stock at the date of grant. Upon exercise, an optionee will not realize taxable income (except that the alternative minimum tax may apply) and the Company will not be entitled to any deduction. If the optionee sells the shares more than two years after the grant date and more than one year after exercise, the entire gain, if any, realized upon the sale will be taxable to the optionee as long-term capital gain and the Company will not be entitled to a corresponding deduction. If the optionee does not satisfy the holding period requirements, the optionee will realize ordinary income, in most cases equal to the difference between the option price of the shares and the lesser of the fair market value of the shares on the exercise date or the amount realized on a sale or exchange of the shares, and the Company will be entitled to a corresponding deduction.

     Termination of Employment, Death or Total Disability. Upon termination of employment for cause, all options held by the employee will terminate. Vested options may be exercised at any time within three years after any other involuntary termination and within three months after voluntary termination, but in no event after the expiration date of the option. In the case of retirement, an option may be exercised for the lesser of the remainder of the option term or ten years. If death or total disability occurs during any such period following termination, vested options may be exercised for the greater of one year or the remainder of the applicable period. In the case of death or total disability of an employee while employed, options may be exercised during the remainder of the option term.

     Unless the Committee determines otherwise, an employee will forfeit all rights in restricted shares and restricted units upon termination of employment prior to the lapse of restrictions, except by reason of death or total disability.

     Transferability. Generally, options, restricted shares and restricted units are not transferable during an employee's lifetime. As noted above, the Committee may grant options which would be transferable to members of an employee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners.

     Adjustments. The Committee may make such adjustments to outstanding awards (including the exercise price of options), to the number of shares as to which awards may be granted (i) to any employee over any three-year period, (ii) to all employees through April 25, 2003 and (iii) as incentive stock options in any year, as it deems appropriate or equitable in the event of distributions to holders of Common Stock, stock splits, recapitalizations or other changes in the outstanding Common Stock or in the event of mergers, acquisitions and certain other transactions. The number of shares available for award will not be decreased by any awards made and any shares delivered under the Stock Plan upon the assumption of or in substitution for outstanding awards made by an entity acquired by the Company (unless such awards are made to individuals who upon the acquisition become subject to Section 16(b) of the Securities Exchange Act of
1934).

     Termination and Amendment. The Board of Directors may suspend, terminate, modify or amend the Stock Plan; provided, however, that any amendment that would materially increase the aggregate number of shares which may be issued, materially increase the benefits accruing to participants, or materially modify the requirements as to eligibility for participation, will be subject to shareowner approval.

     Requisite Vote. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the amended Stock Plan. If the shareowners do not approve the amended Stock Plan, the Stock Plan in its current form will remain in effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE AMENDED 1993 STOCK PLAN.

                 3 -- AMENDMENT OF INCENTIVE COMPENSATION PLAN

     At the 1992 Annual Meeting, shareowners approved the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees (the 'Incentive Plan'). The Incentive Plan has been administered by the Committee as described above under 'Annual incentive bonus' in the 'Report of the Management Development and Compensation Committee.' In order to meet requirements set forth in regulations proposed under OBRA with respect to annual cash bonuses, the Board of Directors is recommending amendments to the Incentive Plan which would further define and limit amounts which may be paid in the aggregate to the Company's senior executive employees and on an individual basis to any employee.

     As amended, the Incentive Plan would establish a performance goal prohibiting the payment of any annual bonuses to senior executive employees unless there are positive 'Consolidated Earnings' (as defined in the Plan) for the year for which the bonuses are paid. The maximum amount that may be credited to the fund from which bonuses are paid to senior executive employees (the 'Reserve') is 2% of Consolidated Earnings. The maximum bonus which might be payable to an individual who is Chief Executive Officer during any part of the year and to each other eligible employee would be limited to 0.4% and 0.2%, respectively, of Consolidated Earnings for such year. Amounts remaining in the Reserve may be allocated by the Committee among all other senior executive employees. The Committee would exercise discretion within the above maximums in determining the amount of individual awards and is expected to utilize the criteria set forth above under 'Annual incentive bonus' in the 'Report of the Management Development and Compensation Committee' in doing so.

     As proposed, 'Consolidated Earnings' would be modified to mean consolidated net income for the year for which a bonus is paid, as shown on the audited consolidated statement of income of the Company, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles. The modified definition specifically identifies the adjustments to be made and eliminates the existing discretion of the Board of Directors and the Committee to make any further adjustments.

     Other amendments would eliminate an existing provision which allows the carryforward of any balance remaining in the Reserve for future awards and would limit the accrual of notional interest on deferred awards to a rate not more than the greater of 10% or twice the 10-year U.S. Treasury Bond Rate at the time the rate is determined, with interest compounded daily.

     The primary features of the amended Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the amended Incentive Plan, the full text of which is set forth as Exhibit B to this Proxy Statement.

Plan Summary and Other Information

     Administration. The Incentive Plan is administered by the Committee, which is composed of independent directors who are not eligible to participate in the Incentive Plan.

     Eligibility. The Incentive Plan defines eligible employees as those Executive Employees of the Company or its subsidiaries who by reason of their job responsibilities are in a position to make a measurable contribution to the achievement of corporate objectives. The Incentive Plan also includes a definition of Senior Executive Employees, a smaller group of eligible employees consisting of officers of the Company and any other senior-level executive employees who by reason of job responsibilities have been determined by the Committee to be in a position to make a significant contribution to the attainment of corporate objectives.

     Amounts Available for Awards. No amount may be credited to the Reserve for any year unless there are Consolidated Earnings (as described above) for that year. The maximum amount that may be credited to the Reserve for any year is 2% of Consolidated Earnings. Following receipt of a report from the Company's independent accountants of such maximum amount, the Board of Directors will determine the amount to be credited to the Reserve for that year. The maximum aggregate amount of long-term awards to Senior Executive Employees and of short- and long-term awards to Executive Employees will be determined by the Committee and is not chargeable against the Reserve.

     Award Recipients and Amounts. The Senior Executive Employees to whom awards will be made, and the aggregate amounts of their individual short-term awards (limited by the amount credited to the Reserve at the time of the awards) and long-term awards (limited by the Committee's determination of the maximum amount available for such awards), will be determined by the Committee, taking into consideration the recommendations of the Chief Executive Officer, the employee's contribution to the achievement of the Company's objectives and such other matters as the Committee deems relevant. The maximum short-term award that may be payable for any year to an individual who is Chief Executive Officer during any part of the year and to each other eligible employee would be 0.4% and 0.2%, respectively, of Consolidated Earnings. Amounts remaining in the Reserve may be allocated by the Committee among all other Senior Executive Employees. The Executive Employees to whom awards will be made, and the amounts of their individual short-and long-term awards (limited by the Committee's determination of the maximum amount available for such awards), will be determined by the Chief Executive Officer. Long-term performance periods would cover more than one fiscal year. Awards may be made to employees who retired or whose employment terminated during the fiscal year or other performance period or to the designee or estate of any employee who died during the period.

     Form and Payment of Awards. All awards will be in cash and will be paid currently, unless the Committee determines to defer any award. Deferred awards may be paid in one lump sum or in installments and may accrue notional interest (at a rate described above), all as the Committee determines.

     Accelerated Payment. The Incentive Plan provides that payment of awards will be accelerated under certain circumstances, including the purchase of shares pursuant to a tender offer or exchange offer (other than an offer by the Company) for the Common Stock, the acquisition by another entity of 30% or more of the Common Stock, a merger in which the Company will not survive as an independent publicly-owned corporation, or other similar events (a 'change in control'). In the event of such an acceleration, the amount of the payment would be based on the maximum award that would have been paid if the objectives established for the applicable performance period had been met, pro-rated on the basis of the completed portion of the period. The Incentive Plan also provides that at the time an employee requests the Committee to defer an award, the employee may elect that the deferred award and any notional interest accrued thereon be paid in a lump sum following a change in control.

     Special Awards and Other Plans. Special recognition and performance awards not chargeable against the Reserve may be made from time to time. In addition, the Company and its subsidiaries may provide other incentive compensation plans providing for the payment of incentive compensation to employees, including officers and any other Senior Executive Employees, not chargeable against the Reserve.

     Amendment. The Board of Directors, with the prior approval of the Committee, shall have the right to amend the Incentive Plan, including any amendment that would increase the maximum amount that may be credited to the Reserve or that would otherwise increase the cost of the Incentive Plan to the Company. However, with respect to short-term awards for the Chief Executive Officer and the next four highest paid officers, any amendment to change the performance goal based on Consolidated Earnings, to change the maximum short-term award, to change the maximum interest rate on deferred awards or to change the definition of Consolidated Earnings will be subject to shareowner approval. The Board may also repeal the Incentive Plan or direct the discontinuance of awards on a temporary or permanent basis.

     Federal Income Tax Consequences. Based on the Company's interpretation of existing federal tax law, including the proposed regulations under OBRA, short-term awards will be deductible by the Company while a portion of long-term awards (of which none are currently outstanding) may be non-deductible in the year in which the award is paid. In each instance, the award would be taxable to the employee in such year. In addition, payments with respect to awards accelerated because of a change in control may in certain circumstances be subject to an excise tax imposed on the employee and, with respect to awards which otherwise would be deductible, may become non-deductible to the Company.

     Participating Employees. Approximately 17 Senior Executive Employees and 111 Executive Employees are currently eligible for awards under the Incentive Plan for 1994. However, no determination has been made as to the amounts of awards that will be granted to specific individuals in the future. (See the Summary Compensation Table for information relating to prior awards to named executive officers.) Other incentive compensation plans have been established on a Company-wide or operating unit basis under which employees may receive awards at the discretion of management. Generally, employees eligible for awards under the Incentive Plan have not received awards under those other plans.

     Requisite Vote. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the amended Incentive Plan. If the shareowners do not approve the amended Incentive Plan, the Incentive Plan in its current form will remain in effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE AMENDED INCENTIVE COMPENSATION PLAN.

                    4 -- AMENDMENT OF DIRECTORS' STOCK PLAN

     The Restricted Stock Plan for Non-Employee Directors of AlliedSignal Inc. (the 'Directors' Stock Plan') was approved by shareowners in 1985. The Directors' Stock Plan currently provides for a one-time award of 1,500 shares (3,000 shares following the Stock Split) of Common Stock (the 'restricted shares') to each director who is not an officer or employee of the Company (a 'non-employee director'). A director who is at least 65 years old is entitled to one-tenth of the shares awarded for each year of service, subject to the restrictions described below. The Directors' Stock Plan has been in effect for over eight years and the Board of Directors is recommending that the shareowners approve amendments in order to modernize its provisions and enable the Company to continue to attract and retain highly qualified directors and further align the interests of the Company's directors with those of its shareowners.

     The principal amendments to the Directors' Stock Plan would reduce by 50% the number of restricted shares awarded to non-employee directors first elected to the Board after April 25, 1994, shorten the vesting schedule for restricted shares and provide for the annual grant of stock options. Other amendments would impose a limit on the number of shares of Common Stock available for awards and change the name of the Directors' Stock Plan to the 'Stock Plan for Non-Employee Directors of AlliedSignal Inc.'

     The primary features of the amended Directors' Stock Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the amended Directors' Stock Plan, the full text of which is set forth as Exhibit C to this Proxy Statement.

Plan Summary and Other Information

     Form of Awards. Awards shall be granted in the form of restricted shares and non-qualified stock options. Shares utilized under the Directors' Stock Plan may be either authorized but unissued shares or issued shares reacquired by the Company.

     Number of Awards. The maximum aggregate number of shares of Common Stock available for awards is 225,000 shares.

     Administration. The Directors' Stock Plan is administered by the Management Development and Compensation Committee of the Board of Directors.

     Eligibility and Awards. All current non-employee directors have received a one-time award of 1,500 restricted shares (3,000 shares following the Stock Split). Each new non-employee director elected after the 1994 Annual Meeting will receive an award of 1,500 restricted shares on a post-split basis. Each non-employee director continuing in office after an Annual Meeting will receive a non-qualified stock option to purchase 1,000 shares of Common Stock on a post-split basis.

     Restrictions on Restricted Shares. A certificate for the restricted shares is issued in the name of each non-employee director and held in custody by the Company for the director's account. The director is not entitled to delivery of the certificate and the shares will be subject to transfer restrictions for a period (the 'Restricted Period') of six months from the date of award and until the directors' service terminates with the consent of a majority of the other members of the Board, provided termination occurs at or after age 65. Subject to the foregoing restrictions, the director has the rights and privileges of a shareowner, including the right to receive dividends on and the right to vote the restricted shares.

     Term of Options. Each option granted under the Directors' Stock Plan will have a term of ten years.

     Option Price. Options will be priced at 100% of the fair market value of the Common Stock on the date of grant. Fair market value is the mean between the highest and lowest sales prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for the grant date. (The last sale price of the Common Stock so reported for February 28, 1994 was $76 3/8 per share.) Payment by a non-employee director upon exercise of an option may be made in cash or in already-owned shares of Common Stock.

     Option Vesting. Each option shall become 100% vested at the earliest of the non-employee director's retirement from the Board at or after age 70, death or disability or on April 1 of the third year after the date of grant. Prior to becoming 100% vested, each option becomes exercisable in cumulative installments of 40% of the shares of Common Stock subject to the option on April 1 of the year following the grant date and an additional 30% of the shares on April 1 of each of the next two years.

     Non-transferability of Options. Options are not transferable during a non-employee director's lifetime.

     Termination of Directorship. Vested options may be exercised within three months after voluntary termination of service and for the remainder of the option term in the case of retirement at or after age 70. If death or disability occurs during such periods, vested options may be exercised for the greater of one year or the remainder of the applicable period. In the case of death or disability while serving on the Board, options may be exercised during the remainder of the option term. Restricted shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the Restricted Period. If the director remains a non-employee director for the entire Restricted Period, the restrictions will lapse with respect to one-fifth of the shares for each full year of service. Upon termination of service due to death or disability, the former director or the director's estate will receive all of his or her shares of Common Stock without restriction.

     Adjustments in Event of Changes in Capitalization. In the event of a stock split, recapitalization or other change in the corporate structure of the Company or the Common Stock, the number of shares of Common Stock that may be awarded under the Directors' Stock Plan and the number and class of shares that may be awarded as restricted shares or options or that are subject to outstanding awards, and the option price per share under outstanding options, shall automatically be adjusted to prevent dilution or enlargement of rights.

     Termination or Amendment. The Directors' Stock Plan may be terminated or amended by the Board. However, no amendment may be made without the approval of the Company's shareowners if shareowner approval is required by law or in order to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended from time to time. Amendments generally may not be made more than once every six months.

     Certain Federal Income Tax Consequences. The following statements are based on current interpretations of existing federal income tax law. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

     Options. While there are no federal income tax consequences to either the director or the Company on the grant of an option, the director will have taxable ordinary income on the exercise of a non-qualified option equal to the excess of the fair market value of the shares on the exercise date over the option price. The Company is entitled to a corresponding deduction.

     Restricted Shares. Unless a director elects to be taxed at the time of grant, the director will not realize taxable income, and the Company will not be entitled to a deduction, until termination of the restrictions. Upon termination of the restrictions, the director will realize taxable ordinary income in an amount equal to the fair market value of the Common Stock at that time, and the Company will be entitled to a deduction in the same amount. If a director elects to be taxed at the time of grant, the director will realize taxable ordinary income in an amount equal to the fair market value of the restricted shares at that time, the Company will be entitled to a deduction in the same amount and any gain or loss realized by the director upon disposition of the Common Stock will be capital gain or loss.

     The following table indicates the aggregate number of shares of Common Stock underlying annual stock option grants to be made in 1994 to current non-employee directors continuing in office after the Annual Meeting.

                               NEW PLAN BENEFITS

                                                                   NUMBER OF SHARES
                            GROUP                              UNDERLYING OPTION GRANTS
- -------------------------------------------------------------  ------------------------
Non-Employee Directors (12 in number)........................           12,000*

- ------------

* Each new non-employee director elected after the 1994 Annual Meeting will receive an award of 1,500 restricted shares on a post-split basis.

     Requisite Vote. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the amended Directors' Stock Plan. If the shareowners do not approve the amended plan, the Directors' Stock Plan in its current form will remain in effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE AMENDED DIRECTORS' STOCK PLAN.

                  5 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, which is composed entirely of independent directors, the Board of Directors has appointed Price Waterhouse as independent accountants for the Company to audit its consolidated financial statements for 1994 and to perform audit-related services, including review of the Company's quarterly interim financial information and periodic reports and registration statements filed with the Securities and

Exchange Commission and consultation in connection with various accounting and financial reporting matters. Price Waterhouse also performs non-audit services for the Company.

     The Board has directed that the appointment of Price Waterhouse be submitted to the shareowners for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the shareowners do not approve, the Audit Committee and the Board will reconsider the appointment.

     Price Waterhouse has audited the consolidated financial statements of the Company and its predecessor, Allied Corporation, since 1969. Total fees for services rendered by Price Waterhouse in 1993 to the Company and its subsidiaries worldwide were approximately $12,300,000.

     The Company has been advised by Price Waterhouse that it expects to have a representative present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

                              SHAREOWNER PROPOSALS

     Shareowners have given the Corporation notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The proposed resolutions and accompanying statements have been provided by the respective proponents. For the reasons stated, the Board of Directors does NOT support these proposals. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposals at the Annual Meeting is required for approval of each proposal.

              6 -- SHAREOWNER PROPOSAL REGARDING DIRECTORS' TENURE

     This proposal has been submitted by Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, the owner of 100 shares of Common Stock.

                                   ----------------------
          'RESOLVED: That the stockholders of AlliedSignal recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.'

          'REASONS: The President of the U.S.A. has a term limit, so do Governors of many states.

          'Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.

          'No director should be able to feel that his or her directorship is until retirement.

          'Last year the owners of 10,438,034 shares, representing approximately 10.7% of shares voting, voted FOR this proposal.

          'If you AGREE, please mark your proxy FOR this resolution.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that familiarity with and understanding of the Company achieved through continuity of service are assets which enhance directors' contributions to the Company. Arbitrarily limiting directors' service would deprive the Company of the insights directors have gained into the Company's business, strategies and policies. Such a limitation could also discourage desirable candidates from accepting nomination to the Board.

     The peer review which is part of the nomination process assures that those who are chosen to stand for re-election have made and can be expected to continue to make significant contributions to the Company. The Board policy governing directors' retirement (at age 70) and the Company's By-law providing for a range in the number of directors between 13 and 23 assure ample opportunity to add new directors with fresh ideas and outlooks and a variety of experience and expertise. In fact, more than half of the Company's independent directors joined the Board after 1986.

     A similar proposal in 1993 was defeated by the holders of more than 89% of the votes cast on the proposal, up from 84% in 1992. The Board believes the shareowners should continue to oppose the proposal.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

           7 -- SHAREOWNER PROPOSAL REGARDING EXECUTIVE COMPENSATION

     This proposal has been submitted by Murray Katz and Beatrice M. Katz, 11435 Monterrey Drive, Silver Spring, Maryland 20902, the owners of 134 shares of Common Stock.

                                  -----------------------
          'RESOLVED: That the shareholders of AlliedSignal Inc. recommend that the Board of Directors institute a salary and compensation ceiling such that as to future employment contracts, no senior executive officer or director of the Company receive combined salary and other compensation which is more than two times the salary provided to the President of the United States, that is, no more than $400,000.'

          'REASONS: There is no corporation which exceeds the size and complexity of the United States government of which the President is the chief executive officer. Even government agencies exceed the size, as measured by personnel and budget, of most private corporations. The President of the United States receives a salary of $200,000; even agency heads and members of Congress are paid only somewhat more than $100,000. The recommended ceiling is sufficient to motivate any person to do his best.

          'While the duties of the President of the United States are not comparable to those of senior executive officers or directors (the President has a much more demanding job) and while the President has many valuable compensations which may exceed that of company executives, we use the salary of the President only as a reference point for shareholders to consider as they evaluate this resolution.

          'Officers and directors of public corporations are the employees and not the owners, except as they may be shareholders in common with other stockholders. Yet, they give the appearance that they run the corporations primarily for their benefit and incidentally for the shareholders. The Board of Directors, a closed group which perpetuates itself, determines who is to be selected to the Board and who is to be an officer of the company, as well as the compensation to be received. Directors and officers can run the corporation as if it were their property. Thus, officers may drain away millions in salary, stock options and other compensation. When the recommended ceiling on salary and compensation is exceeded, it demonstrates greed and abuse of power.

          'Usually, there is no direct correlation between the profitability of a corporation and the compensation to officers. In many corporations, compensation increases even as profits fall. High compensation need not serve as an incentive for a better run or more profitable corporation. There is no shortage of qualified people who could do as good a job as the incumbent officers of the Corporation and who would have no hesitation serving within the aforementioned pay ceiling.

          'Any officer who believes he can better the corporation should be sufficiently motivated to purchase stock on the open market or to receive stock options as part of his salary and compensation package. To remain competitive in world markets we must cut our costs and not overcompensate directors and officers.

          'If you AGREE, please mark your proxy FOR this resolution.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that establishment of a rigid and arbitrary ceiling on compensation payable to the Company's senior executive officers and directors would make it impossible for the Company to attract, motivate and retain the highest quality executives and, thus, would not benefit the Company or its shareowners.

     As described above in the 'Report of the Management Development and Compensation Committee,' the Company's executive compensation programs are designed to attract and retain highly qualified executives and motivate them to maximize shareowner returns. These programs, which have been developed in the context of competitive conditions, link a significant portion of executive compensation to performance and to appreciation in the price of the Common Stock.

     The Board of Directors is responsible to direct the management of the Company's business and affairs in a manner it believes to be in the best interests of the Company's shareowners. This responsibility extends to significant executive compensation decisions. The Board believes the proposed ceiling on compensation would unreasonably limit its ability to recognize and reward individual performance based on such factors as individual and corporate goals and performance, shareowner returns and industry conditions. This, in turn, would place the Company at a severe competitive disadvantage compared to companies not subject to the limitation.

     The Board believes that a realistic approach which allows compensation levels to reflect performance factors and changing market conditions is crucial to the Company's success and that the proposed ceiling would undermine the effectiveness of the Company's compensation programs.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                             ADDITIONAL INFORMATION

Other Action at the Meeting

     The Board of Directors was not aware within a reasonable time before this solicitation of any other matter to be presented for action at the Annual
Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy card will be voted in accordance with the judgment of the persons named on the proxy card.

     Under the Company's By-laws, a shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for the election of directors at the meeting must give the Secretary of the Company written notice of such intention in accordance with the prescribed procedure. In general, the By-law procedure (the full provisions of which govern) requires that the notice be received at the Company's headquarters not less than 30 nor more than 60 days prior to the meeting and that it set forth the shareowner's name, address and number of shares of Common Stock beneficially owned, together with information about the candidate that would be required in a proxy statement and the candidate's written consent to be nominated and to serve if elected. Nominations not made in accordance with the procedure prescribed in the By-laws must be disregarded.

Cost of Solicitation

     The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will also reimburse persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company has retained Morrow & Co., New York, New York, at an approximate total cost of $25,000, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

Shareowner Proposals for 1995 Annual Meeting

     Shareowners may submit proposals on matters appropriate for shareowner action at the Company's annual meetings, consistent with regulations adopted by the Securities and

Exchange Commission. Proposals to be considered for inclusion in the Proxy Statement for the 1995 Annual Meeting must be received by the Company not later than November 10, 1994. Proposals should be directed to the attention of the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

                              ---------------------------
     Shareowners are urged to send in their proxies without delay.

                                         By Order of the Board of Directors

                                              ANDREW B. SAMET
                                             Vice President, Secretary
                                               and Associate General Counsel

March 10, 1994

                                                                       EXHIBIT A

                              1993 STOCK PLAN FOR
                         EMPLOYEES OF ALLIEDSIGNAL INC.
                               AND ITS AFFILIATES

                  (As amended effective as of January 1, 1994)

1. Purpose

     AlliedSignal Inc. (the 'Company') desires to attract and retain the best available talent and encourage the highest level of performance by employees in order to serve the best interests of the Company and its shareowners. By affording eligible employees the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company's business, the 1993 Stock Plan for Employees of AlliedSignal Inc. and its Affiliates (the '1993 Plan') is expected to contribute to the attainment of those objectives.

2. Definitions

     Acquisition Price per Share. The greater of (i) the highest price per Share stated on the Schedule 13D or any amendment thereto filed by the holder of 20% or more of the Company's voting power which gives rise to the conversion into cash of a Limited Right or restricted Unit, and (ii) the highest Fair Market Value per Share during the ninety-day period ending on the date a Limited Right or restricted Unit is converted into cash.

     Acquisition Spread. An amount equal to the product computed by  multiplying
(i) the excess of (A) the Acquisition Price per Share over (B) the option price per Share at which the related Stock Option is exercisable, by (ii) the number of Shares with respect to which a Limited Right is being converted into cash.

     Affiliate. Any parent, any subsidiary of which at least 50% of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company and any other entity in which the Company has a substantial ownership interest and which has been so designated by the Committee in its sole discretion.

     Change in Control. A 'Change in Control' is deemed to occur at the time when any entity, person or group (other than the Company, any subsidiary, any Section 16 Employee or group of Section 16 Employees, or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) which theretofore beneficially owned less than 30% of the Common Stock then outstanding acquires Common Stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 30% or more of the outstanding Common Stock.

     Committee. The Management Development and Compensation Committee of the Board of Directors of the Company or any successor thereto.

     Common Stock. The publicly traded common stock of the Company or any successor.

     Dividend Equivalents. An amount equal to the cash dividends that would have been paid with respect to an Award, if the Award constituted Common Stock, duly issued and outstanding on the date on which a dividend is payable on the Common Stock.

     Fair Market Value. The mean between the highest and lowest sales prices of a Share as reported on the New York Stock Exchange Composite Tape for the date as to which a determination is to be made, or in the absence of reported sales on that date, on the next preceding day on which there were reported sales.

     Merger Price per Share. The greater of (i) the fixed or formula price for the acquisition of Shares occurring pursuant to the event described in paragraph 12(a)(iii), if such fixed or formula price is determinable on the date on which the Limited Right or restricted Unit is converted into cash, and (ii) the highest Fair Market Value per Share during the ninety-day period ending on the date on which the Limited Right or restricted Unit is converted into cash. Any securities or property which are part or all of the consideration paid for Shares pursuant to such event shall be valued in determining the Merger Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity which is a party with the Company to such event or (B) the valuation placed on such securities or property by the Committee.

     Merger Spread. An amount equal to the product computed by multiplying (i) the excess of (A) the Merger Price per Share over (B) the option price per Share at which the related Stock Option is exercisable, by (ii) the number of Shares with respect to which a Limited Right is being converted into cash.

     Offer Price per Share. The greater of (i) the highest price per Share paid in any Offer (as defined in paragraph 12), which Offer is in effect at any time during the ninety-day period ending on the date on which the Limited Right or restricted Unit is converted into cash, or (ii) the highest Fair Market Value per Share during such ninety-day period. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

     Offer Spread. An amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share over (B) the option price per Share at which the related Stock Option is exercisable, by (ii) the number of Shares with respect to which a Limited Right is being converted into cash.

     Section 16 Employee. An employee of the Company or an Affiliate who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934.

     Share. A share of the Common Stock.

     Spread. An amount equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value per Share during the ninety-day period ending on the date on which the Limited Right or restricted Unit is converted into cash over (B) the option price per Share at which the related Stock Option is exercisable, by (ii) the number of Shares with respect to which the Limited Right is being converted into cash.

     Total Disability. The permanent inability as a result of accident or sickness to perform any and every duty pertaining to such employee's occupation or employment for which the employee is suited by reason of the employee's previous training, education and experience.

3. Scope and Duration

     Awards under the 1993 Plan ('Awards') may be granted in the form of options to purchase Shares ('Stock Options'), Shares, units to acquire Shares ('Units'), or stock appreciation rights ('Rights'); provided, however, that no Award shall be made under the 1993 Plan after April 25, 2003. The maximum aggregate number of Shares as to which Awards may be granted in any calendar year under the 1993 Plan is 1.5% of the issued Shares which shall, for this purpose, include issued Shares reacquired by the Company, determined as of December 31 of the immediately preceding year, plus any Shares remaining from the prior year; provided, however, that for each year the 1993 Plan is in effect, no more than 1,700,000 Shares shall be available for the grant of Incentive Stock Options. Awards in the form of Shares and Units in any calendar year may not exceed 10% of the maximum Awards which may be granted in that year and all prior years, less all such Awards granted in prior years. In addition, no employee may receive grants of Stock Options, Rights or any combination thereof under the 1993 Plan with respect to more than 1,500,000 Shares over any three-year period. Shares utilized for Awards may be in whole or in part, as the Board of Directors shall determine, authorized but unissued Shares or issued Shares reacquired by the Company. Any Shares issued by the Company upon the assumption of or in substitution for outstanding awards made by a corporation or other business entity acquired by the Company shall not reduce the number of Shares available for Awards under the 1993 Plan (unless such Awards are made to individuals who become Section 16 Employees upon the acquisition).

4. Administration

     The Committee shall have discretionary authority to administer the 1993 Plan including, without limitation, the power to grant Stock Options, to determine the purchase price of the Shares covered by each Stock Option, the term of each Stock Option, to designate Stock Options as 'Incentive Stock Options' as described in the Internal Revenue Code of 1986, as amended (the 'Code'), or non-qualified Stock Options; to grant Rights, Shares and Units and to determine the term of the restricted period or other conditions applicable to such Awards; to determine the employees to whom, and the time or times at which, Awards shall be granted and the number of Stock Options, Shares, Rights or Units to be covered by each such Award; to interpret the provisions of the 1993 Plan; to prescribe, amend and rescind rules and regulations relating to the 1993 Plan; and to make all other determinations and take any action it shall deem necessary or advisable for the administration of the 1993 Plan. The Committee may delegate to one or more of its members or to one or more agents who may be employees of the Company such authority as it may deem advisable, and the Committee or any person to whom it has delegated authority as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 1993 Plan.

     The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon all employees who have received Awards, the Company and all other interested persons.

5. Eligibility; Factors to be Considered in Granting Awards

     Awards will be limited to officers and other employees who are regular full-time employees of the Company or an Affiliate. In determining the employees to whom Awards shall be granted and the number of Shares or Units to be covered by each Award, the Committee shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it may deem relevant. A director of the Company or of an Affiliate who is not also a regular full-time employee will not be eligible to receive an Award. Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Company. An Award, other than an Award of Shares, may provide for the accrual or payment of Dividend Equivalents or notional interest.

6. Option Price

     The purchase price of Shares covered by each Stock Option shall be determined by the Committee, but in no event shall be less than 100% of the Fair Market Value of a Share on the date the Stock Option is granted. Such price shall be subject to adjustment as provided in paragraph 17.

7. Term of Options

     The term of each Incentive Stock Option granted under the 1993 Plan shall be not more than ten years from the date of grant, as the Committee shall determine, and the term of each non-qualified Stock Option granted under the 1993 Plan shall be such period of time as the Committee shall determine. Such Stock Options are subject to earlier termination as provided in paragraphs 15, 16 and 17.

8. Exercise of Options

     (a) A Stock Option granted under the 1993 Plan shall become exercisable at the earliest of the date set forth in the Stock Option agreement, the employee's normal retirement date, the employee's death or Total Disability or the occurrence of an Acceleration Date as defined in paragraph 12. The Committee may also, in its discretion, accelerate the exercisability of any Stock Option at any time.

     (b) The purchase price of the Shares as to which a Stock Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Company, in Shares, valued at Fair Market Value, or if permitted by the Committee and subject to such terms and conditions as it may determine, by surrender of outstanding Awards under the 1993 Plan.

     (c) Any Stock Option issued hereunder which is intended to qualify as an 'Incentive Stock Option' shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings promulgated thereunder to the extent and in such form as determined by the Committee in its discretion.

     (d) Except as provided in paragraphs 14, 15 and 16, no Stock Option may be exercised unless the holder thereof is at the time of such exercise a regular full-time employee of the Company or an Affiliate.

9. Award and Exercise of Rights

     (a) A Right may be awarded by the Committee in connection with any Stock Option granted under the 1993 Plan, either at the time the Stock Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Stock Option ('Tandem Right'), or separately ('Freestanding Right'). Each Tandem Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent the Stock Option is exercisable.

     (b) A Right shall entitle the employee upon exercise in accordance with its terms to receive, subject to the provisions of the 1993 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (A) the excess of (i) the Fair Market Value on the exercise date of one Share over (ii) the option price per Share, in the case of a Tandem Right, or the price per Share specified in the written agreement evidencing the Right, in the case of a Freestanding Right, times (B) the number of Shares with respect to which the Right shall have been exercised. The payment shall be made in the form of all cash, all Shares or a combination thereof, as determined by the Committee in its sole discretion.

     (c) The price per Share specified in a Freestanding Right shall not be less than 100% of the Fair Market Value of a Share on the date the Right is granted.

     (d) If upon exercise of a Right the employee is to receive a portion of the payment in Shares, the number of Shares received shall be determined by dividing such portion by the Fair Market Value of a Share on the exercise date.

     (e) A Tandem Right may be awarded by the Committee which will become payable only upon the occurrence of an Acceleration Date (a 'Limited Right'). The holder of a Limited Right shall, upon the occurrence of an Acceleration Date, receive payment as described in paragraph 12(b); provided, however, that no payment shall be made to a Section 16 Employee unless a period of six months shall have elapsed from the date of grant of the Limited Right.

     (f) Whether payments to employees upon exercise of Tandem Rights or Freestanding Rights are made in cash, Shares or a combination thereof, the Committee shall have sole discretion as to the timing of any cash payment, whether in one lump sum or in annual installments or otherwise deferred.

10. Award and Delivery of Restricted Shares or Restricted Units

     (a) At the time an Award of Shares or Units is made, the Committee shall establish such restrictions or conditions applicable to such Award as it deems advisable. The Committee may, in its sole discretion, provide for the incremental lapse of restrictions (the 'Restricted Period') and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the restricted Shares or restricted Units. The Committee may also in its sole discretion shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Shares or Units. Notwithstanding the foregoing, all restrictions shall lapse or terminate and all conditions shall be waived with respect to all restricted Shares or restricted Units upon death, Total Disability or the occurrence of an Acceleration Date as defined in paragraph 12.

     (b) A stock certificate representing the number of restricted Shares granted to an employee shall be registered in the employee's name but shall be held in custody by the Company for the employee's account. The employee shall generally have the rights and privileges of a shareowner as to such restricted Shares, including the right to vote such restricted Shares, except that, subject to the provisions of paragraph 15, the following restrictions shall apply: (i) the employee shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the restricted Shares shall be forfeited and all rights of the employee to such restricted Shares shall terminate without further obligation on the part of the Company unless the employee has satisfied all conditions prescribed by the Committee applicable to such restricted Shares. At the discretion of the Committee, cash and stock dividends with respect to the restricted Shares may be either paid currently or withheld by the Company for the employee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Upon the forfeiture of any restricted Shares, such forfeited Shares shall be transferred to the Company without further action by the employee.

     (c) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in paragraph 12, the restrictions applicable to the restricted Shares shall lapse and a stock certificate for the number of restricted Shares and cash equal to the Fair Market Value of any fractional Share with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee's beneficiary or estate, as the case may be.

     (d) In the case of an Award of restricted Units, no Shares shall be issued at the time the Award is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in paragraph 12, the Company shall deliver to the employee or the employee's beneficiary or estate, as the case may be, one Share for each restricted Unit with respect to which the restrictions have lapsed ('Vested Unit') and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for the Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such cash payment shall be equal to the Fair Market Value of the Shares for the date on which the Restricted Period lapsed with respect to such Vested Units.

     (e) The restricted Unit agreement may permit an employee to request that the payment of Vested Units (and Dividend Equivalents and the interest thereon with respect to such Vested Units) be deferred beyond the payment date specified in the agreement. The Committee shall, in its sole discretion, determine whether to permit such deferral and specify the terms and conditions, which are not inconsistent with the 1993 Plan, to be contained in the written agreement evidencing the Award. In the event of such deferral, the Committee may determine that interest shall be credited annually on the Dividend Equivalents at a rate to be determined by the Committee. The Committee may also determine to compound such interest.

11. Settlement of Awards/Tax Withholding

     (a) A Stock Option may be exercised at any time or from time to time, as to any or all full Shares as to which the Stock Option is then exercisable; provided, however, that any such exercise shall be for at least 100 Shares or, if less, the number of Shares as to which the Stock Option is then exercisable.

     (b) Payment and delivery of Shares in satisfaction of an Award of Units, Rights or Shares shall be in full Shares, and payment with respect to any fractional Share interest in an Award shall be in cash, in an amount determined on the basis of the Fair Market Value of a Share on the date the Award becomes payable.

     (c) No payment will be required of any employee upon the grant of any Award in the form of a Stock Option or Right or an Award of Units or Shares which are subject to restrictions or conditions. Upon exercise of a Stock Option or Right or the expiration or termination of any restrictions or conditions with respect to a Unit or Share Award, any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld (subject to such limitations or conditions as the Committee may establish in its sole discretion) or paid promptly on notification of the amount due. The Committee may permit such amount to be paid in Shares previously owned by the employee, or by withholding a portion of the Shares that otherwise would be distributed upon exercise of the Stock Option or Right or expiration or termination of restrictions or conditions with respect to a Unit or Share Award, or a combination of cash and Shares.

12. Acceleration

     (a) A Stock Option shall become immediately exercisable as to all Shares remaining subject to the Stock Option and all restrictions shall lapse or terminate and all conditions shall be waived with respect to all restricted Shares or restricted Units on or following either (i) the purchase of Shares pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the outstanding Shares ('Offer') in which at least a majority of the outstanding Shares subject to the Offer is tendered or exchanged by the Company's shareowners, other than Section 16 Employees, and not withdrawn, (ii) a Change in Control, (iii) a merger in which the Company will not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets which, in each instance, is approved by the Company's shareowners eligible to vote on the transaction, other than Section 16 Employees, whether or not the transaction is conditioned on such approval, or (iv) a substantial change in the composition of the Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareowners, of each new director was approved by a vote of at least two-thirds of the directors, other than those directors who are Section 16 Employees, then still in office who were directors at the beginning of the period (the date upon which an event described in clause (i), (ii), (iii) or (iv) of this paragraph 12(a) occurs shall be referred to herein as an 'Acceleration Date').

     (b) In no event later than 90 days after an Acceleration Date, the holder of Limited Rights shall receive in cash whichever of the following amounts is applicable: (i) in the case of the occurrence of an Offer, an amount equal to the Offer Spread; (ii) in the case of a Change in Control, an amount equal to the Acquisition Spread; (iii) in the case of an event described in paragraph 12(a)(iii) above, an amount equal to the Merger Spread; and (iv) in the case of a change in the composition of the Board of Directors as described in paragraph 12(a)(iv) above, an amount equal to the Spread. Notwithstanding the foregoing, in the case of Limited Rights granted in respect of an Incentive Stock

Option, the holder may not receive an amount in excess of such amount as will enable such option to qualify as an Incentive Stock Option.

     (c) Upon the occurrence of an Acceleration Date, all outstanding Vested Units (including restricted Units whose restrictions have lapsed as a result of the occurrence of such Acceleration Date and Vested Units where payment was previously deferred) shall be converted into cash as soon as practicable but in no event later than 90 days after such Acceleration Date in an amount equal to the total number of Vested Units credited to an employee's account multiplied by the Multiplication Factor (as defined below). All Vested Units and credited Dividend Equivalents (other than Vested Units and credited Dividend Equivalents where payment was previously deferred and an election for a lump sum payment was not made in accordance with the procedure described below) shall be payable in cash as soon as practicable but in no event later than 90 days after such Acceleration Date. 'Multiplication Factor' shall mean (i) in the event of the occurrence of an Offer, the Offer Price per Share, (ii) in the case of a Change in Control, the Acquisition Price per Share, (iii) in the case of an event described in paragraph 12(a)(iii) above, the Merger Price per Share, or (iv) in the case of a change in the composition of the Board of Directors as described in paragraph 12(a)(iv) above, the highest Fair Market Value per Share for any day during the applicable ninety-day period. For purposes of the preceding sentence, the applicable ninety-day period shall mean (i) the ninety-day period ending on or within 89 days following the Acceleration Date which the Committee, in its sole discretion, shall select prior to the Acceleration Date or (ii) if the Committee shall not have selected a ninety-day period prior to the Acceleration Date, the ninety-day period ending on the forty-fifth day following the Acceleration Date.

     (d) Notwithstanding anything to the contrary in the 1993 Plan, after an Acceleration Date the rate at which interest shall be credited on deferred Dividend Equivalents may not be reduced by the Committee below the rate last set by the Committee prior to the Acceleration Date (the 'Prior Rate'), the 1993 Plan may not be amended to reduce the Prior Rate and interest shall be credited annually at the Prior Rate or such higher rate as the Committee may determine following the Acceleration Date on all cash amounts which were previously deferred, including the cash amounts into which Vested Units are converted pursuant to paragraph 12(c), the Dividend Equivalents with respect to Vested Units and the interest on all such deferred cash amounts.

     (e) Notwithstanding anything to the contrary in the 1993 Plan, an employee may, with respect to a deferred payment of Vested Units, Dividend Equivalents and the interest thereon with respect to such Vested Units (the 'Deferred Payment'), elect to have the Deferred Payment paid in one lump-sum as soon as practicable following an Acceleration Date, but in no event later than 90 days after such Acceleration Date. The election must be made not later than when the employee requests that the payment of Vested Units (and Dividend Equivalents and the interest thereon with respect to such Vested Units) be deferred beyond the date specified in the respective restricted Unit agreement, but in no event after an Acceleration Date.

     (f) Upon the occurrence of an Acceleration Date, a Right shall be exercisable; provided, however, that a Tandem Right shall be exercisable only to the extent the related Stock Option is exercisable.

13. Beneficiaries

     In the case of an Award that is not forfeited upon the death of the employee, the employee may designate a beneficiary with respect to such Award in the event of the employee's death. If such beneficiary is the executor or administrator of the estate of the employee or if the employee dies without naming a beneficiary, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto by bequest of or inheritance from the holder of such Award.

14. Transferability of Awards

     The Committee shall have the discretionary authority to grant Stock Options which would be transferable to members of an employee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of paragraphs 15 and 16, a transferred option may be exercised by the transferee to the extent that the employee would have been entitled had the option not been transferred.

     Except as otherwise determined by the Committee or as provided in paragraph 13, Awards may not be assigned, pledged or transferred. Stock Options and Rights may be exercised during the lifetime of the employee only by the employee or by the employee's guardian or legal representative, unless otherwise determined by the Committee.

15. Termination of Employment

     (a) If an employee terminates employment with an outstanding Stock Option or Right under the 1993 Plan, such Stock Option or Right shall expire on the earlier of the date described in the individual Stock Option or Right agreement or the following dates:

          1. If an employee voluntarily terminates for reasons other than Retirement (as defined below), Total Disability or death, the Stock Option or Right may be exercised (or in the case of a Limited Right, automatically converted into cash upon the occurrence of an Acceleration Date) to the extent that the employee was entitled to do so at the termination of employment for a period of three months following termination of employment, but in no case later than the date on which the Stock Option or Right terminates.

          2. If an employee is terminated for cause, the Stock Option or Right shall immediately terminate.

          3. If an employee is involuntarily terminated other than for cause, the Stock Option or Right may be exercised (or in the case of a Limited Right, automatically converted into cash upon the occurrence of an Acceleration Date) to the extent that the employee was entitled to do so at the termination of employment for a period of three years following termination of employment, but in no case later than the date on which the Stock Option or Right terminates.

     (b) In the event that the employment of an employee to whom a Stock Option or Right has been granted under the 1993 Plan is terminated by reason of retirement from active employment at or after the earliest permissible retirement date specified in the qualified retirement plan of the Company or an Affiliate covering such employee ('Retirement'), such Stock Option or Right may be exercised (or in the case of a Limited Right, automatically converted into cash upon the occurrence of an Acceleration Date) to the extent that the employee was entitled to do so at the termination of employment at any time within ten years after such termination, but in no case later than the date on which the Stock Option or Right terminates.

     (c) Unless otherwise determined by the Committee, if an employee to whom restricted Shares or restricted Units have been granted ceases to be an employee of the Company or an Affiliate for any reason other than death or Total Disability prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the employee shall immediately forfeit all such Shares and Units.

     (d) Awards granted under the 1993 Plan shall not be affected by any change of duties or position so long as the holder (or, in the case of transferred Stock Options, the transferor) continues to be a regular full-time employee of the Company or an Affiliate. Any Stock Option, Right, Share or Unit agreement, or any rules and regulations relating to the 1993 Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the 1993 Plan or in any Award granted pursuant to the 1993 Plan shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or limit in any way the right of the Company or an Affiliate to terminate such employment at any time.

16. Death or Total Disability of Employee

     If an employee to whom a Stock Option or Right has been granted under the 1993 Plan dies or suffers a Total Disability, such Stock Option or Right may be exercised by the employee, the legal guardian of the employee, a legatee or legatees of the employee under the employee's last will, the employee's designated beneficiary or beneficiaries (in the event of the employee's death), the employee's personal representatives or distributees, or the transferee of a transferred Stock Option, whichever is applicable, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or Total Disability) and subject to any restrictions which may be applicable to persons who are Section 16 Employees. In the case of death or Total Disability of an employee while employed, such Stock Option or Right may be exercised (or in the case of a Limited Right, automatically converted into cash upon the occurrence of an Acceleration Date) at any time within ten years after the employee's death or Total Disability, but in no case later than the date on which the Stock Option or Right terminates. In the case of death or Total Disability after termination of employment, such Stock Option or Right may be exercised (or in the case of a Limited Right, automatically converted into cash upon the occurrence of an Acceleration Date) at any time prior to the date on which the Stock Option or Right terminates without regard to this paragraph or, if later, one year after the employee's death or Total Disability.

17. Adjustment Upon Changes In Capitalization

     Notwithstanding any other provision of the 1993 Plan, the Committee may at any time make or provide for such adjustments to the 1993 Plan, to any outstanding Awards and to the number and class of Shares as to which Awards may be granted to any employee over any three-year period, to all employees through April 25, 2003 and as Incentive Stock Options in any year, and may make such adjustments to any outstanding Awards, as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock (other than normal cash dividends), changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their Shares, the Committee may make such adjustment as it deems equitable in respect of outstanding Awards including in the Committee's discretion revision of outstanding Stock Options, Rights and Units so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive.

18. Effective Date

     The 1993 Plan as amended shall become effective as of January 1, 1994 upon approval by the Company's shareowners at the Company's 1994 Annual Meeting of Shareowners. The Committee may, in its discretion, grant Awards under the 1993 Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that to the extent required at the time of grant, exercise or payment
(i) the Shares covered by such Awards shall be duly listed, upon official notice of issuance, upon the New York Stock Exchange, and (ii) if the Company deems it necessary or desirable a Registration Statement under the Securities Act of 1933 with respect to such Shares shall be effective.

19. Termination and Amendment

     The Board of Directors of the Company may suspend, terminate, modify or amend the 1993 Plan, provided that any amendment that would materially increase the aggregate number of Shares which may be issued under the 1993 Plan; materially increase the benefits accruing to participants under the 1993 Plan; or materially modify the requirements as to eligibility for participation in the 1993 Plan, shall be subject to the approval of the Company's shareowners, except that any such increase or modification that may result from adjustments authorized by paragraph 17 does not require such approval. If the 1993 Plan is terminated, the terms of the 1993 Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 1993 Plan may, without the consent of the employee to whom an Award shall theretofore have been granted, adversely affect the rights of such employee under the Award.

20. Written Agreements

     Each Award of Stock Options, Rights, Shares or Units shall be evidenced by a written agreement, to the extent deemed necessary or advisable by the Committee, executed by the employee and the Company, which shall contain such restrictions, terms and conditions as the Committee may require.

21. Awards in Foreign Countries

     The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or an Affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the 1993 Plan.

22. Benefit Plans and Other Stock Plans

     Awards under the 1993 Plan are discretionary, are not part of regular salary and may not be used in determining the amount of compensation for any purpose under the benefit plans of the Company or its Affiliates, except as the Committee may otherwise expressly provide.

     The adoption of the 1993 Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Company, an Affiliate, or any predecessors or successors thereto.

                                                                       EXHIBIT B

                               ALLIEDSIGNAL INC.
                          INCENTIVE COMPENSATION PLAN
                            FOR EXECUTIVE EMPLOYEES

                  (As amended effective as of January 1, 1994)

I. Purpose

     The purpose of the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees (the 'Plan') is to attract and retain highly qualified employees, to obtain from each the best possible performance, to establish a performance goal based on Consolidated Earnings for Incentive Compensation Awards for Senior Executive Employees and to underscore the importance to employees of achieving particular business objectives established for AlliedSignal Inc. and its operating units for both the short and long term.

II. Definitions

     For the purposes of the Plan, the following terms shall have the following meanings:

          A. Awards. Incentive Compensation Awards or Long-Term Awards made pursuant to the Plan.

          B. Board of Directors. The Board of Directors of AlliedSignal Inc.

          C. Committee. The Management Development and Compensation Committee of the Board of Directors or any successor thereto.

          D. Consolidated Earnings. Consolidated net income for the year for which an Award is made as shown on the audited consolidated statement of income of the Company, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

          E.   Company.  AlliedSignal   Inc.  or   AlliedSignal  Inc.   and  its
     subsidiaries, as the context requires.

          F. Covered Employee. An Employee who is a 'covered employee' within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, as such section may be amended.

          G. Employee. An individual who is on the active salaried payroll of the Company or a subsidiary of the Company at any time during the period for which an Award is made.

          H. Executive Employee. An Employee who by reason of job responsibilities is in a position to make a measurable contribution to the achievement of the Company's objectives as established from time to time in connection with the Plan. For purposes of the Plan, the term Executive

     Employee does not include an Employee covered by the definition of the term Senior Executive Employee.

          I. Reserve. The Incentive Compensation Reserve established pursuant to
     Section IV of the Plan.

          J. Senior Executive Employee. An officer of AlliedSignal Inc. or other senior-level Employee who by reason of job responsibilities has been determined by the Committee to be in a position to make a significant contribution to the achievement of the Company's objectives as established from time to time in connection with the Plan.

III. Effective Date

     The Plan has been amended and restated effective as of January 1, 1994 and shall become effective upon approval by the Company's shareowners at the Company's 1994 Annual Meeting of Shareowners.

IV. Amounts Available for Awards

     A. The maximum amount available for Incentive Compensation Awards to Senior Executive Employees shall be determined as set forth in paragraph B of this
Section IV and such Awards shall be chargeable against the Reserve. The maximum amount available for Long-Term Awards to Senior Executive Employees and for both Incentive Compensation and Long-Term Awards to Executive Employees shall be determined by the Committee and such Awards shall not be chargeable against the Reserve.

     B. A Reserve shall be established to which will be credited for each fiscal year an amount to be determined by the Board of Directors not in excess of 2% of Consolidated Earnings for such year.

     Before the Board of Directors shall determine the amount to be credited to the Reserve for any fiscal year, the Company's independent accountants for such year shall report to the Board of Directors the maximum amount, if any, which may be credited to the Reserve for such year. After receipt of the accountants' report, which may be based on an estimate of the Company's financial results for the year, the Board of Directors shall determine the amount (not greater than such maximum amount) that shall be credited to the Reserve for such year. If the accountants' report is based on an estimate, the amount credited to the Reserve shall be subject to receipt of a further report from the accountants to the Board of Directors confirming the maximum amount which may be credited to the Reserve.

     The total amount of Incentive Compensation Awards to Senior Executive Employees for a fiscal year shall be limited by the total then in the Reserve but need not exhaust such total. Any balance remaining after the making of Awards to Senior Executive Employees shall be removed from the Reserve and will not be available for future Awards to Senior Executive Employees.

V. Eligibility for Awards

     Incentive Compensation and Long-Term Awards to Senior Executive Employees for any period may be granted to those Senior Executive Employees who shall be selected by the Committee. Such selections, except in the case of the Company's Chief Executive Officer, shall be made after considering the recommendations of the Chief Executive Officer. The Committee shall also give consideration to the contribution made by the Employee to achievement of the Company's established objectives and such other matters as it shall deem relevant. Incentive Compensation and Long-Term Awards to Executive Employees for any period may be granted to those Executive Employees who shall be selected by the Chief Executive Officer.

     In the discretion of the Committee or the Chief Executive Officer, as appropriate, Awards may be made to Employees who retired or whose employment terminated after the beginning of the period for which an Award is made, or to the designee or estate of an Employee who died during such period.

VI. Determination of Amounts of Awards

     The amounts of Awards to Senior Executive Employees will be determined by the Committee acting in its discretion. Such determinations, except in the case of the Award for the Chief Executive Officer, shall be made after considering the recommendations of the Chief Executive Officer and such other matters as the Committee shall deem relevant. The amounts of Awards to Executive Employees will be determined by the Chief Executive Officer.

     Two types of awards may be made under the Plan:

          (a) Incentive Compensation Awards. These are Awards based on achievement of short-term business objectives for the Company as established by the Board of Directors or the Committee for this purpose for each year, and achievement of short-term business objectives for the Company's operating units as established by the Chief Executive Officer for this purpose for each year. Awards to Executive Employees may be based on achievement of short-term business objectives for the Company's operating units rather than for the Company.

          In establishing short-term business objectives, consideration will be given to, among other things, the financial plans for the year for the Company and its operating units.

          The maximum Incentive Compensation Award payable with respect to any fiscal year to an individual who is the Chief Executive Officer during any part of such fiscal year shall be equal to 0.4% of Consolidated Earnings for such year. The maximum Incentive Compensation Award payable with respect to any fiscal year to any other Employee shall be equal to 0.2% of Consolidated Earnings for such year. If the total of the maximum Incentive Compensation Awards determined pursuant to this paragraph VI for Senior Executive Employees would otherwise exceed 2% of Consolidated Earnings for a fiscal year, then each individual maximum shall be reduced pro-rata so that in the aggregate their total equals 2% of Consolidated Earnings.

          (b) Long-Term Awards. These are Awards based on achievement of long-term objectives established by the Board of Directors or the Committee for this purpose for each long-term performance period.

          Long-term performance periods will cover a period longer than one fiscal year. Long-term objectives will be established in terms of some measurable standard determined by the Board of Directors or the Committee for each period.

     The Employee's individual performance and contribution to the achievement of established objectives will be considered in determining the amount of an Award.

     Awards may be made either at or following the end of the fiscal year or long-term performance periods to which they relate; provided, however, that no Incentive Compensation Awards shall be made to Senior Executive Employees prior to receipt by the Chief Executive Officer of assurances from the Chief Financial Officer and the Company's independent accountants that the amount which the Board of Directors has determined shall be credited to the Reserve for the fiscal year to which the Awards relate is not greater than the maximum amount permitted under Section IV.

VII. Form of Awards

     Awards under the Plan shall be made in cash.

VIII. Payment of Awards

     A. Awards under the Plan shall be paid currently, unless the Committee shall determine that any Award shall be deferred. Deferred Awards may be made in one lump sum or in installments and may accrue notional interest, all as the Committee shall determine; provided, however, that the rate of notional interest shall not exceed the greater of (i) 10% or (ii) 200% of the 10-year U.S. Treasury Bond rate at the time of determination, and interest shall be compounded daily. An individual to whom an Award has been made shall not have any interest in the cash until the cash has been paid.

     B. When an Award is made, the Company shall cause the cash to be paid to the individual to whom the Award is made at the time or times specified by the Committee or the Chief Executive Officer, as appropriate, or, if no time or times is specified, as soon as practicable after the Award is made.

     C. When circumstances are deemed justifiable by the Committee, it may, upon agreement with the Employee or the Employee's estate or designee, authorize an immediate lump sum payment in cancellation of all or any part of any outstanding deferred Award, authorize a change in the number of installments in which a deferred Award is to be paid or authorize a change in the time of payment of any unpaid installments. Any such lump sum payments shall be equal to the amount of the unpaid installments canceled plus any accrued notional interest.

     D. At the time any Incentive Compensation Award is made to Senior Executive Employees, the Reserve shall be reduced by the amount of such Award, regardless of whether such Award is in a lump sum or in installments, current or deferred.

IX. Accelerated Payment

     Notwithstanding anything to the contrary in the Plan, in the event of (i) the purchase of shares of the Common Stock of AlliedSignal Inc. ('Common Stock') pursuant to a tender offer or exchange offer (other than an offer by the Company) for all or any part of the Common Stock, (ii) a change in control of the Company (as defined in this Section IX), (iii) a merger (other than a merger into a majority owned subsidiary of the Company) in which the Company will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets, or (iv) a substantial change in the composition of the Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareowners of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period (the date upon which an event described in clause (i), (ii), (iii) or (iv) of this Section IX occurs shall be referred to herein as an 'acceleration date'), the Employee shall be entitled to receive, and the Company shall pay in cash to the Employee on or as soon as practicable following such acceleration date, but in no event later than 90 days after the acceleration date, (a) the Employee's Incentive Compensation and Long-Term Awards (other than previously deferred Awards) for each year and long-term performance period that has been completed prior to the acceleration date but which have not yet been paid, (b) an amount equal to the maximum Incentive Compensation Award for any year that has not been completed to which the Employee would have been entitled if the short-term business objectives for such year had been met and if the Employee had been employed throughout the entire year times a fraction the numerator of which is the number of full months of employment during such year to the acceleration date and the denominator of which is 12, and (c) an amount equal to the maximum Long-Term Award for each long-term performance period that has not been completed to which the Employee would have been entitled if the long-term objectives for such period had been met and if the Employee had been employed throughout each such period times a fraction the numerator of which is the number of full months of employment during such long-term performance period to the acceleration date and the denominator of which is the total number of full months in such long-term performance period.

     A 'change in control' is deemed to occur at the time when any entity, person or group (other than the Company, any subsidiary or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) which theretofore beneficially owned less than 30% of the Common Stock then outstanding acquires shares of Common Stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 30% or more of the outstanding Common Stock.

     An Employee may elect, with respect to deferred Awards and notional interest accrued thereon, if any ('Deferred Awards'), that the Deferred Awards be paid in one lump-sum payment as soon as practicable following an acceleration date, but in no event later than 90 days after such acceleration date. Such election must be filed at the time the Employee requests the Committee to defer an Award, but in no event after an acceleration date.

     Notwithstanding anything to the contrary in the Plan, after an acceleration date the rate at which notional interest shall be credited on Deferred Awards may not be reduced by the Committee below the rate last set by the Committee prior to the acceleration date (the 'Prior Rate'), the Plan may not be amended to reduce the Prior Rate and notional interest shall be credited annually at the Prior Rate or such higher rate as the Committee may determine following the acceleration date on all amounts which continue to be deferred following the acceleration date, including notional interest on all such deferred amounts.

X. Special Awards and Other Plans

     Nothing contained in the Plan shall prohibit the Company or any of its subsidiaries from granting special performance or recognition awards, not chargeable against the Reserve, under such conditions, and in such form and manner as it sees fit, to Employees (including Senior Executive Employees) for meritorious service of any nature.

     In addition, nothing contained in the Plan shall prohibit the Company or any of its subsidiaries from establishing other incentive compensation plans providing for the payment of incentive compensation to Employees (including Senior Executive Employees), not chargeable against the Reserve.

XI. Amendment and Interpretation of the Plan

     A. The Board of Directors shall have the right with the prior approval of the Committee to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that (i) no amendment of the Plan shall operate to annul, without the consent of the Employee, an Award already made hereunder, and (ii) with respect to Incentive Compensation Awards for Covered Employees, no amendment of the Plan to change the performance goal based on Consolidated Earnings, to change the maximum Incentive Compensation Award, to change the maximum interest rate on deferred Awards, or to change the definition of Consolidated Earnings, shall be effective without approval by the shareowners of the Company.

     B. The decision of the Committee with respect to any questions arising in connection with the administration or interpretation of the Plan shall be final, conclusive and binding.

XII. Miscellaneous

     A. All expenses and costs in connection with the operation of the Plan shall be borne by the Company and no part thereof (other than the amounts of Incentive Compensation Awards to Senior Executive Employees under the Plan) shall be charged against the Reserve.

     B. All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.

                                                                       EXHIBIT C

                                 STOCK PLAN FOR
                           NON-EMPLOYEE DIRECTORS OF
                               ALLIEDSIGNAL INC.

                  (As amended effective as of April 25, 1994)

1. Purpose

     The purpose of the Stock Plan for Non-Employee Directors of AlliedSignal Inc. (the 'Plan') is to provide certain compensation to eligible directors of AlliedSignal Inc. (the 'Company') and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company's success and progress by granting them shares of the Company's Common Stock ('Common Stock') which are restricted in accordance with the terms and conditions set forth below ('Restricted Shares') and by granting them options to purchase shares of Common Stock ('Options').

2. Administration

     The Plan shall be administered by the Management Development and Compensation Committee or any successor thereto (the 'Committee') of the Company's Board of Directors (the 'Board'). Questions involving eligibility for grants of Restricted Shares and Options, entitlement to Restricted Shares and Options or the operation of the Plan shall be referred to the Committee. All determinations of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

3. Eligibility and Grants

     To be eligible to participate in the Plan, a director must not be an officer or employee of the Company or any of its subsidiaries or affiliates. Each eligible director who has not previously received a grant under the Plan shall be granted 1,500 Restricted Shares, effective as of the date of such eligible director's election to the Board. In no event shall any eligible director be granted more than a total of 3,000 Restricted Shares (for directors receiving grants prior to April 25, 1994) or 1,500 Restricted Shares (for directors receiving grants on or after April 25, 1994) under the Plan. In addition, each year on the date of an Annual Meeting of Shareowners, each eligible director continuing in office after the Annual Meeting shall be granted an Option to purchase 1,000 shares of Common Stock. Each eligible director to whom Restricted Shares or Options are granted is hereinafter referred to as the 'Participant.' If required by the Committee, each grant of Restricted Shares or Options shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and the Participant.

4. Shares Available

     Subject to adjustment as provided in Section 11, the maximum aggregate number of shares of Common Stock which shall be available for the grant of Restricted Shares and for issuance upon the exercise of Options is 225,000 shares.

5. Award and Delivery of Restricted Shares

     (a) General. Subject to the provisions of Section 9, the restrictions set forth in Section 5(b) shall apply to each grant of Restricted Shares for a period (the 'Restricted Period') from the date of grant until the last to occur of the following: (i) the expiration of the six-month period immediately following the date of grant; (ii) the Participant's 65th birthday; and (iii) the date on which the Participant's service as a director of the Company terminates with the consent of a majority of the members of the Board other than the Participant.

     (b) Restrictions. A stock certificate representing the number of Restricted Shares granted shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a shareowner as to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, except that, subject to the provisions of Section 9, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Participant has remained a non-employee director of the Company for the entire Restricted Period applicable to such Restricted Shares. If the Participant has remained a non-employee director of the Company for the entire Restricted Period, such restrictions shall, at the end of the Restricted Period, lapse with respect to one-fifth of the Restricted Shares for each full year of the Participant's service then completed (including service prior to the date of grant) as a non-employee director of the Company (including any corporation acquired by the Company if the Participant was a non-employee director of the acquired corporation at the time of acquisition), provided, however, that a Participant who has received a certificate for Common Stock upon the lapse of restrictions with respect to any earlier grant under the Plan shall not receive credit for such prior service in determining years of service for purposes of any subsequent grant under the Plan. The Participant shall forfeit all Restricted Shares with respect to which such restrictions do not lapse at the end of the Restricted Period. Upon the forfeiture (in whole or in part) of Restricted Shares, such forfeited shares shall be transferred to the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 11.

     (c) Delivery of Restricted Shares. At the end of the Restricted Period or at such earlier time as provided for in Section 9, the restrictions applicable to the Restricted Shares shall lapse as provided in Section 5(b) or Section 9 and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

6. Term of Options.

     Each Option granted under the Plan shall have a term of ten years from the date of grant, subject to earlier termination as provided in Section 9.

7. Option Price.

     Options are priced at 100% of the fair market value of the Common Stock on the date of grant. Such price shall be subject to adjustment as provided in
Section 11. The fair market value of a share of Common Stock shall be the mean between the highest and lowest sales prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for the grant date, or in the absence of reported sales on that date, on the next preceding day on which there were reported sales ('Fair Market Value').

8. Exercise of Options.

     (a) Each Option shall become 100% exercisable at the earliest of the Participant's retirement from the Board at or after age 70, death or disability or on April 1 of the third year after the date of grant. Prior to becoming 100% exercisable, each option becomes exercisable in cumulative installments of 40% of the shares of Common Stock subject to the Option on April 1 of the year following the date of the grant and an additional 30% of the shares on April 1 of each of the next two years.

     (b) An Option may be exercised at any time or from time to time, as to any or all full shares of Common Stock as to which the Option is then exercisable; provided, however, that any such exercise shall be for at least 100 shares of Common Stock or, if less, the number of shares of Common Stock as to which the Option is then exercisable.

     (c) The purchase price of the Common Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Company, or in shares of Common Stock valued at Fair Market Value.

9. Termination of Directorship.

     (a) Disability or Death. If a Participant ceases to be a non-employee director of the Company prior to the end of the Restricted Period by reason of disability (as defined below), the Restricted Shares granted to such Participant shall immediately vest and all restrictions applicable to such shares shall lapse. If a Participant ceases to be a non-employee director of the Company prior to the end of the Restricted Period by reason of death, the Restricted Shares granted to such Participant shall immediately vest in the Participant's beneficiary or estate and all restrictions applicable to such shares shall lapse. In either case, a certificate for such shares shall be delivered to the Participant or the Participant's beneficiary or estate in accordance with
Section 5(c). In addition, if a Participant suffers a disability or dies, Options may be exercised by the Participant, a legatee or legatees of the Participant under the Participant's last will, the Participant's designated beneficiary or beneficiaries (in the event of the Participant's death), or the Participant's personal representatives or distributees, whichever is applicable, to the extent that the Participant was entitled to do so at the termination of the Participant's directorship (including by reason of disability or death). In the case of disability or death of a non-employee director while serving as a director of the Company, the Participant's Options may be exercised at any time prior to the date on which the Option terminates. In the case of disability or death after termination of the Participant's directorship, such Options may be exercised at any time prior to the date on which the Option terminates without regard to this Section 9(a) or, if later, one year after the Participant's disability or death. For purposes of this Section 9, 'disability' shall mean a medically determinable physical or mental impairment which renders a Participant substantially unable to function as a director of the Company.

     (b) Retirement. If a Participant ceases to be a non-employee director of the Company by reason of retirement from the Board at or after age 70, the Participant's Options may be exercised at any time during the remainder of the Option term.

     (c) All Other Terminations. If a Participant ceases to be a non-employee director of the Company prior to the end of the Restricted Period for any reason other than death or disability, the Participant shall immediately forfeit all Restricted Shares. With respect to Options, if a Participant ceases to be a non-employee director of the Company for any reason other than disability, death or retirement, the Participant's Options may be exercised, to the extent that the Participant was entitled to do so at the termination of the Participant's directorship, for a period of three months after such termination, but in no case later than the date on which the Option terminates.

10. Regulatory Compliance and Listing

     The issuance or delivery of any Restricted Shares or shares of Common Stock upon the exercise of Options may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any Restricted Shares or shares of Common Stock if the issuance or delivery of such shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

11. Adjustment in Event of Changes in Capitalization

     In   the  event  of  a   recapitalization,  stock  split,  stock  dividend,
combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the number of shares of Common Stock that may be awarded under the Plan and the number and class of shares that may be awarded as Restricted Shares or Options or that are subject to outstanding awards, and the option price per share under outstanding Options, shall be adjusted automatically to prevent dilution or enlargement of rights.

12. Termination or Amendment of the Plan

     The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 10), provided that, unless otherwise required by law, the rights of a Participant with respect to Restricted Shares and Options granted prior to such termination, alteration or amendment may not be impaired without the consent of such Participant and, further, that without the approval of the Company's shareowners, no amendment shall be made if shareowner approval is required by law or in order to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended from time to time. Notwithstanding the foregoing, Plan provisions relating to eligibility and to the amount, timing and pricing of grants shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

13. Miscellaneous

     (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's shareowners.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any Restricted Shares or issuance and delivery of Common Stock upon the exercise of Options, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such shares. Such amount may be paid in cash, in shares of Common Stock previously owned by the Participant, by withholding a portion of the shares of Common Stock that otherwise would be distributed to such Participant upon delivery of the Restricted Shares or exercise of an Option or a combination of cash and shares of Common Stock.

     (c) The shares of Common Stock granted as Restricted Shares or issued upon the exercise of Options under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

                       DIRECTIONS TO COMPANY HEADQUARTERS
                    101 COLUMBIA ROAD, MORRIS TOWNSHIP, N.J.

                                [AREA MAP]

 FROM RTE. 80 (EAST OR WEST) AND RTE. 287 SOUTH:
Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM RTE. 287 NORTH:
Take Rte. 287 North to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM NEWARK INTERNATIONAL AIRPORT:
Take Rte. 78 West to Rte. 24 West to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

                                    [LOGO]
                         NOTICE OF 1994 ANNUAL MEETING
                              AND PROXY STATEMENT

                                APPENDIX
                      Graphic and Image Information

See the narrative descriptions of:

PHOTOS OF DIRECTORS ON PAGES 2 THROUGH 7 OF N&PS

PERFORMANCE GRAPH ON PAGE 17 OF N&PS

AREA MAP ON INSIDE BACK COVER OF N&PS